                                                                     EXHIBIT 4.1

                                CREDIT AGREEMENT

                          Dated as of February 4, 2002

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders
                                 --------------

                                       and

                              BANK OF AMERICA, N.A.

                                  as the Agent
                                  ------------

                                       and

        GUNDLE/SLT ENVIRONMENTAL, INC., GSE LINING TECHNOLOGY, INC., and
                           SERROT INTERNATIONAL, INC.

                                as the Borrowers
                                ----------------

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

ARTICLE 1 LOANS AND LETTERS OF CREDIT..........................................1

         1.1      Total Facility...............................................1
         1.2      Revolving Loans..............................................1
         1.3      Letters of Credit............................................5
         1.4      Bank Products................................................9

ARTICLE 2 INTEREST AND FEES....................................................9

         2.1      Interest.....................................................9
         2.2      Continuation and Conversion Elections.......................10
         2.3      Maximum Interest Rate.......................................11
         2.4      Closing Fee.................................................12
         2.5      Unused Line Fee.............................................12
         2.6      Letter of Credit Fee........................................12
         2.7      Collection Days Fee.........................................12

ARTICLE 3 PAYMENTS AND PREPAYMENTS............................................12

         3.1      Revolving Loans.............................................12
         3.2      Termination of Facility.....................................13
         3.3      Prepayments.................................................13
         3.4      LIBOR Rate Loan Prepayments.................................14
         3.5      Payments by the Borrowers...................................14
         3.6      Payments as Revolving Loans.................................14
         3.7      Apportionment, Application and Reversal of Payments.........15
         3.8      Indemnity for Returned Payments.............................15
         3.9      Agent's and Lenders' Books and Records; Monthly Statements..16

ARTICLE 4 TAXES, YIELD PROTECTION AND ILLEGALITY..............................16

         4.1      Taxes.......................................................16
         4.2      Illegality..................................................17
         4.3      Increased Costs and Reduction of Return.....................18
         4.4      Funding Losses..............................................18
         4.5      Inability to Determine Rates................................19
         4.6      Certificates of Agent.......................................19
         4.7      Survival....................................................19
         4.8      Change of Lending Office....................................19
         4.9      Replacement of Lenders......................................20

ARTICLE 5 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES...................20

         5.1      Books and Records...........................................20
         5.2      Financial Information.......................................20

         5.3      Notices to the Lenders......................................23

ARTICLE 6 GENERAL WARRANTIES AND REPRESENTATIONS..............................25

         6.1      Authorization, Validity, and Enforceability of this
                  Agreement and the Loan Documents........... ................25
         6.2      Validity and Priority of Security Interest..................26
         6.3      Organization and Qualification of Borrowers.................26
         6.4      Corporate Name; Prior Transactions..........................26
         6.5      Organization and Qualification of Other Loan Parties........26
         6.6      Financial Statements and Projections........................26
         6.7      Capitalization..............................................27
         6.8      Solvency....................................................27
         6.9      Debt........................................................27
         6.10     Distributions...............................................27
         6.11     Real Estate; Leases.........................................27
         6.12     Proprietary Rights..........................................28
         6.13     Trade Names.................................................28
         6.14     Litigation..................................................28
         6.15     Labor Disputes..............................................28
         6.16     Environmental Laws..........................................28
         6.17     No Violation of Law.........................................30
         6.18     No Default..................................................30
         6.19     ERISA Compliance............................................30
         6.20     Taxes.......................................................30
         6.21     Regulated Entities..........................................31
         6.22     Use of Proceeds; Margin Regulations.........................31
         6.23     No Material Adverse Change..................................31
         6.24     Full Disclosure.............................................31
         6.25     Material Agreements.........................................31
         6.26     Bank Accounts...............................................31
         6.27     Governmental Authorization..................................31
         6.28     Acquisition Documents and Term Debt Documents...............31

ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS..................................32

         7.1      Taxes and Other Obligations.................................32
         7.2      Legal Existence and Good Standing...........................32
         7.3      Compliance with Law and Agreements; Maintenance
                  of Licenses.................................................32
         7.4      Maintenance of Property; Inspection of Property.............33
         7.5      Insurance...................................................33
         7.6      Insurance and Condemnation Proceeds.........................34
         7.7      Environmental Laws..........................................34
         7.8      Compliance with ERISA.......................................35
         7.9      Mergers, Consolidations or Sales............................35
         7.10     Distributions; Capital Change; Restricted Investments.......35
         7.11     Transactions Affecting Collateral or Obligations............36

         7.12     Guaranties..................................................36
         7.13     Debt........................................................36
         7.14     Prepayment..................................................37
         7.15     Transactions with Affiliates................................37
         7.16     Investment Banking and Finder's Fees........................38
         7.17     Business Conducted..........................................38
         7.18     Liens.......................................................38
         7.19     Sale and Leaseback Transactions.............................38
         7.20     Minimum Availability........................................38
         7.21     Fiscal Year.................................................38
         7.22     Capital Expenditures........................................38
         7.23     Fixed Charge Coverage Ratio.................................38
         7.24     Leverage Ratio..............................................39
         7.25     Tangible Net Worth..........................................39
         7.26     Minimum EBITDA..............................................39
         7.27     Use of Proceeds.............................................40
         7.28     Further Assurances..........................................40
         7.29     Other Agreements............................................40
         7.30     Additional Loan Parties.....................................40
         7.31     Bank Accounts...............................................40

ARTICLE 8 CONDITIONS OF LENDING...............................................40

         8.1      Conditions Precedent to Making of Loans on the
                  Closing Date................................................40
         8.2      Conditions Precedent to Each Loan...........................43

ARTICLE 9 DEFAULT; REMEDIES...................................................44

         9.1      Events of Default...........................................44
         9.2      Remedies....................................................46

ARTICLE 10 TERM AND TERMINATION...............................................47

         10.1     Term and Termination........................................47

ARTICLE 11 AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS.......48

         11.1     Amendments and Waivers......................................48
         11.2     Assignments; Participations.................................49

ARTICLE 12 THE AGENT..........................................................51

         12.1     Appointment and Authorization...............................51
         12.2     Delegation of Duties........................................52
         12.3     Liability of Agent..........................................52
         12.4     Reliance by Agent...........................................52
         12.5     Notice of Default...........................................53

         12.6     Credit Decision.............................................53
         12.7     Indemnification.............................................53
         12.8     Agent in Individual Capacity................................54
         12.9     Successor Agent.............................................54
         12.10    Withholding Tax.............................................54
         12.11    Collateral Matters..........................................56
         12.12    Restrictions on Actions by Lenders; Sharing of Payments.....57
         12.13    Agency for Perfection.......................................57
         12.14    Payments by Agent to Lenders................................57
         12.15    Settlement..................................................58
         12.16    Letters of Credit; Intra-Lender Issues......................61
         12.17    Concerning the Collateral and the Related Loan Documents....63
         12.18    Field Audit and Examination Reports; Disclaimer by Lenders..63
         12.19    Relation Among Lenders......................................64
         12.20    Co-Agents...................................................64

ARTICLE 13 MISCELLANEOUS......................................................64

         13.1     No Waivers; Cumulative Remedies.............................64
         13.2     Severability................................................65
         13.3     Governing Law; Choice of Forum; Service of Process..........65
         13.4     WAIVER OF JURY TRIAL........................................66
         13.5     Survival of Representations and Warranties..................66
         13.6     Other Security and Guaranties...............................66
         13.7     Fees and Expenses...........................................66
         13.8     Notices.....................................................67
         13.9     Waiver of Notices...........................................68
         13.10    Binding Effect..............................................68
         13.11    Indemnity of the Agent and the Lenders by the Borrowers.....69
         13.12    Limitation of Liability.....................................69
         13.13    ENTIRE AGREEMENT............................................70
         13.14    Counterparts................................................70
         13.15    Captions....................................................70
         13.16    Right of Setoff.............................................70
         13.17    Confidentiality.............................................70
         13.18    Conflicts with Other Loan Documents.........................71

                         ANNEXES, EXHIBITS AND SCHEDULES
                         -------------------------------

ANNEX A        -      DEFINED TERMS

EXHIBIT A-1    -      FORM OF REVOLVING LOAN NOTE

EXHIBIT A-2    -      FORM OF EX-IM BANK GUARANTEED LOAN NOTE

EXHIBIT B      -      FORM OF BORROWING BASE CERTIFICATE

EXHIBIT B-1    -      FORM OF EX-IM BANK BORROWING BASE CERTIFICATE

EXHIBIT C      -      [INTENTIONALLY OMITTED]

EXHIBIT D      -      FORM OF NOTICE OF BORROWING

EXHIBIT E      -      FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT F      -      FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

SCHEDULE 1.1   -      ASSIGNED CONTRACTS

SCHEDULE 1.2   -      LENDERS' COMMITMENTS

SCHEDULE 1.3   -      EXISTING LETTERS OF CREDIT

SCHEDULE 6.3   -      ORGANIZATION AND QUALIFICATIONS OF BORROWERS

SCHEDULE 6.4   -      CORPORATE NAME; PRIOR TRANSACTIONS

SCHEDULE 6.5   -      ORGANIZATION AND QUALIFICATION[S] OF OTHER LOAN PARTIES

SCHEDULE 6.7   -      CAPITALIZATION

SCHEDULE 6.9   -      DEBT; LIENS

SCHEDULE 6.11  -      REAL ESTATE; LEASES

SCHEDULE 6.12  -      PROPRIETARY RIGHTS

SCHEDULE 6.13  -      TRADE NAMES

SCHEDULE 6.14  -      LITIGATION

SCHEDULE 6.15  -      LABOR DISPUTES

SCHEDULE 6.16  -      ENVIRONMENTAL LAW

SCHEDULE 6.19  -      ERISA COMPLIANCE

SCHEDULE 6.25  -      MATERIAL AGREEMENTS

SCHEDULE 6.26  -      BANK ACCOUNTS

SCHEDULE 7.5   -      INSURANCE

SCHEDULE 7.9   -      MERGERS, CONSOLIDATIONS OR SALES

SCHEDULE 7.15  -      TRANSACTIONS WITH AFFILIATES

                                CREDIT AGREEMENT

This Credit Agreement, dated as of February 4, 2002, (this "Agreement") among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. with an office at 55 S. Lake Avenue, Suite 900, Pasadena, California 91101, as agent for the Lenders (in its capacity as agent, the "Agent"), and Gundle/SLT Environmental, Inc., a Delaware corporation, GSE Lining Technology, Inc., a Delaware corporation, and Serrot International, Inc., an Illinois corporation (collectively, the "Borrowers" and individually, a "Borrower").

                              W I T N E S S E T H:
                              - - - - - - - - - -

WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $55,000,000, which extensions of credit the Borrowers will use for the purposes permitted hereunder, including for the benefit of the Loan Parties;

WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference; and

WHEREAS, the Lenders have agreed to make available to the Borrowers such revolving credit facility upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrowers hereby agree as follows.

                                   ARTICLE 1
                           LOANS AND LETTERS OF CREDIT
                           ---------------------------

          1.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $55,000,000 (the "Total Facility") to the Borrowers from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit.

          1.2 Revolving Loans.
              ---------------

               (a) (i) Amount. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon the Parent's request, on behalf of the Borrowers, from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrowers (including Revolving Loans that qualify as Ex-Im Bank Guaranteed Loans under the Borrowers' Ex-Im Agreement) in amounts not to exceed such Lender's Pro Rata Share of Availability, except as set forth herein with respect to Non-Ratable Loans and Agent Advances and as otherwise set forth herein with respect to Ex-Im Bank Guaranteed Loans. Except as set forth in Section 1.2(i), the Aggregate Revolver Outstandings (other than Ex-Im Bank Guaranteed Loans) shall not exceed the lesser of (a) the Maximum Revolver Amount or (b) the Domestic Borrowing Base. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions (provided that any such advance of an Ex-Im Bank Guaranteed Loan may not exceed the limitations found in Section 1.2(j) hereof or in Section 4.06 of the Ex-Im Bank Master Guarantee Agreement), but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing would exceed Availability, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

(ii) The Borrowers shall execute and deliver to each Lender a note to evidence the Revolving Loans (other than Ex-Im Bank Guaranteed Loans) of that Lender. Each such note shall be in the principal amount of such Lender's Pro Rata Share of the Maximum Revolver Amount, dated the date hereof and substantially in the form of Exhibit A-1 (each a "Revolving Loan Note" and, collectively, the "Revolving Loan Notes"). Each Revolving Loan Note shall represent the obligation of the Borrowers, jointly and severally, to pay the amount of such Lender's Pro Rata Share of the Maximum Revolver Amount, or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans (other than Ex-Im Bank Guaranteed Loans) to the Borrowers together with interest thereon as prescribed in Section 2.1. The entire unpaid balance of the Revolving Loans (other than Ex-Im Bank Guaranteed Loans) and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

               (b) Procedure for Borrowing.
                   -----------------------

                      (1) Each Borrowing shall be made upon the Parent's irrevocable written notice, on behalf of the Borrowers, delivered to the Agent in the form of a notice of borrowing ("Notice of Borrowing"), which must be received by the Agent prior to (i) 12:00 noon (Dallas, Texas time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) 11:00 a.m. (Dallas, Texas time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

(A) the amount of the Borrowing, which in the case of a LIBOR Rate Loan must equal or exceed $1,000,000 (and integral increments of $500,000 in excess of such amount);

(B)      the requested Funding Date, which must be a Business Day;

(C) whether the Revolving Loans requested are to be Base Rate Loans or LIBOR Rate Loans (and if not specified, it shall be deemed a request for a Base Rate Loan); and

(D) the duration of the Interest Period for LIBOR Rate Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowing will consist of Base Rate Loans only.

                      (2) The Parent shall have no right to request, on behalf of the Borrowers, a LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

               (c) Reliance upon Authority. Prior to the Closing Date, the Parent shall deliver to the Agent a notice setting forth the account of the Borrowers (the "Designated Account") to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. The Parent may designate a replacement account from time to time by written notice. Each such Designated Account must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person's request for Revolving Loans on behalf of the Borrowers, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Parent to make such request on its behalf.

               (d) No Liability. The Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Parent to request Revolving Loans on its behalf. The crediting of Revolving Loans to the Designated Account conclusively establishes the joint and several obligation of the Borrowers to repay such Revolving Loans as provided herein, absent manifest error.

               (e) Notice Irrevocable. Any Notice of Borrowing made pursuant to
Section 1.2(b) shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

               (f) Agent's Election. Promptly after receipt of a Notice of Borrowing, the Agent shall elect to have the terms of Section 1.2(g), Section 1.2(h), Section 1.2(i) or Section 1.2(j) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to
Section 1.2(h), an Agent Advance pursuant to Section 1.2(i), or an Ex-Im Bank Guaranteed Loan pursuant to Section 1.2(j), the terms of Section 1.2(g) shall apply to the requested Borrowing.

               (g) Making of Revolving Loans. If the Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing, the Agent shall notify the Lenders by telecopy or e-mail of the requested Borrowing. Each Lender shall make its Pro Rata Share of the requested Borrowing available to the Agent, in immediately available funds, to the account from time to time designated by the Agent, not later than 12:00 noon (Dallas, Texas time) on the applicable Funding Date. After the Agent's receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrowers on the applicable Funding Date by transferring same day funds to the account designated by the Parent; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.

               (h) Making of Non-Ratable Loans.
                   ---------------------------

(A) With respect to any Borrowing other than a LIBOR Rate Loan, if the Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to the Borrowers' Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a "Non-Ratable Loan", and such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The Agent shall not request the Bank to make any Non-Ratable Loan if
(1) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed Availability on that Funding Date.

(B) The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

               (i) Agent Advances.
                   --------------

(A) Subject to the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion,
(A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Loans (other than Ex-Im Bank Guaranteed Loans) to the Borrowers on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed 10% of the Borrowing Base, which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.7 (any of such advances are herein referred to as "Agent Advances"); provided that the Majority Lenders may at any time revoke the Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof.

(B) The Agent Advances shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

               (j) Making of Ex-Im Bank Guaranteed Loans.
                   -------------------------------------

               (A) If the Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(j) apply to a requested Borrowing and if all other conditions precedent thereto, including without limitation, the qualification of such Revolving Loan as an Ex-Im Bank Guaranteed Loan under the Ex-Im Bank Working Capital Guarantee Program, have been satisfied, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the

Borrowers on the applicable Funding Date by transferring same day funds to the Designated Account. Each Revolving Loan made solely by the Bank pursuant to this
Section 1.2(j), or any Revolving Loan made under this Agreement that qualifies as an Ex-Im Bank Guaranteed Loan under the Borrowers' Ex-Im Agreement, is herein referred to as an "Ex-Im Bank Guaranteed Loan", and such Revolving Loans are collectively referred to as the "Ex-Im Bank Guaranteed Loans". Each Ex-Im Bank Guaranteed Loan shall be subject to all the terms and conditions applicable to other Revolving Loans, except to the extent of the provisions of the Borrowers' Ex-Im Agreement, which shall control in the event of any inconsistency. The aggregate amount of Ex-Im Bank Guaranteed Loans outstanding at any time shall not exceed the lesser of (a) $10,000,000 or (b) the Export-Related Borrowing Base. Except as set forth in Section 1.2(i), the Aggregate Revolver Outstandings shall not exceed the Maximum Revolver Amount. The Agent shall not request the Bank to make any Ex-Im Bank Guaranteed Loan if (1) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed Export-Related Availability on that Funding Date.

               (B) The Ex-Im Bank Guaranteed Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder and shall be guaranteed by the Ex-Im Bank to the extent provided in the Borrowers' Ex-Im Agreement.

               (C) The Borrowers shall execute and deliver to each Lender a note to evidence the Ex-Im Bank Guaranteed Loans of that Lender. Each such note shall be in the stated principal amount of such Lender's Pro Rata Share of $10,000,000 (except that such note payable to the Bank shall be in the stated principal amount of $10,000,000), dated the date hereof and substantially in the form of Exhibit A-2 (each an "Ex-Im Bank Guaranteed Loan Note" and, collectively, the "Ex-Im Bank Guaranteed Loan Notes"). Each Ex-Im Bank Guaranteed Loan Note shall evidence the obligation of the Borrowers, jointly and severally, to pay such Lender's Pro Rata Share of the unpaid principal balance of all Ex-Im Bank Guaranteed Loans to the Borrowers together with interest thereon as prescribed in Section 2.1. The entire unpaid balance of the Ex-Im Bank Guaranteed Loans and all other non-contingent Obligations shall be immediately due and payable in full and immediately available funds on the Termination Date.

         1.3 Letters of Credit.
             -----------------

               (a) Agreement To Cause To Issue. Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause the Letter of Credit Issuer to issue, and to amend or renew Letters of Credit previously issued by it in accordance with this Section, for the account of the Borrowers one or more commercial/documentary or standby letters of credit (each, a "Letter of Credit" and collectively, the "Letters of Credit") and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to the Agent, which issues a Letter of Credit for the account of the Borrowers (any such credit support or enhancement being herein referred to as a "Credit Support") from time to time during the term of this Agreement. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

               (b) Amounts; Expiration Date. The Agent shall not have any obligation to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Domestic Availability at such time; or (iii) such Letter of Credit has an expiration date more than 12 months from the date of issuance for standby letters of credit and 180 days from the date of issuance for commercial/documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless such Lender shall have provided to the Agent written notice that it declines to consent to any such extension or renewal at least thirty
(30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.3 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

               (c) Other Conditions. In addition to conditions precedent contained in Article 8, the obligation of the Agent to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

                      (1) The Parent, on behalf of the Borrowers, shall have delivered to the Letter of Credit Issuer, at such time and in such manner as the Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to the Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

                      (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit.

               (d) Issuance of Letters of Credit.
                   -----------------------------

                      (1) Request for Issuance. The Parent, on behalf of the Borrowers, must notify the Agent of a requested Letter of Credit at least three
(3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such

Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Parent shall attach to such notice the proposed form of the Letter of Credit.

                      (2) Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Domestic Availability. If (i) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility, and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed Domestic Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                      (3) No Extensions or Amendment. The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.3 are met as though a new Letter of Credit were being requested and issued.

               (e) Payments Pursuant to Letters of Credit. The Borrowers jointly and severally agree to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrowers may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrowers to the Agent for a Borrowing of a Base Rate Loan in the amount of such drawing. The Funding Date with respect to such Borrowing shall be the date of such drawing.

               (f) Indemnification; Exoneration; Power of Attorney.
                   -----------------------------------------------

                      (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.3, the Borrowers jointly and severally agree to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent (other than a Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The Borrowers' obligations under this Section shall survive payment of all other Obligations.

                      (2) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for, and no Borrower shall be relieved of any of its obligations hereunder on account of: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer's honor of a draw for which the draft or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.3(f).

                      (3) Exoneration. Without limiting the foregoing, in the absence of gross negligence or willful misconduct of such Person, no action or omission whatsoever by Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of Agent or any Lender to the Borrowers.

                      (4) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit the Borrowers' rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Parent on behalf of the Borrowers and the Letter of Credit Issuer.

                      (5) Account Party. Each Borrower hereby authorizes and directs any Letter of Credit Issuer to name such Borrower (or any Subsidiary of the Parent, as the Parent may direct) as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

               (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.3(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, cash collateral or a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of

Credit shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

         1.4 Bank Products. The Parent, on behalf of the Borrowers, may request and the Agent may, in its sole and absolute discretion, arrange for the Borrowers to obtain from the Bank or the Bank's Affiliates Bank Products although the Borrowers are not required to do so. If Bank Products are provided by an Affiliate of the Bank, the Borrowers jointly and severally agree to indemnify and hold the Agent, the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank or any of the Lenders which arise from any indemnity given by the Agent to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit the Borrowers' rights with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between the Borrowers and the Bank which relate to Bank Products or the provision of the Bank Products pursuant thereto. The agreement contained in this Section shall survive termination of this Agreement. The Borrowers acknowledge and agree that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates.

                                    ARTICLE 2
                                INTEREST AND FEES
                                -----------------

         2.1 Interest.
             --------

               (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margin as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Borrowers have not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                      (i) For all Base Rate Loans and other Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

                      (ii) For all LIBOR Rate Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges (other than at the Maximum Rate) shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrowers shall jointly and severally pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrowers shall jointly and severally pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Rate Loans in arrears on each LIBOR Interest Payment Date.

               (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Agent or the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

         2.2 Continuation and Conversion Elections.
             -------------------------------------

               (a) The Borrowers may:

                      (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Rate Loans; or

                      (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

               (b) The Parent, on behalf of the Borrowers, shall deliver a notice of continuation/conversion (a "Notice of Continuation/Conversion") to the Agent not later than 12:00 noon (Dallas, Texas time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans, specifying:

                      (i)    the proposed Continuation/Conversion Date;

                      (ii) the aggregate amount of Loans to be converted or continued;

                      (iii) the type of Loans resulting from the proposed conversion or continuation; and

                      (iv) the duration of the requested Interest Period, provided, however, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.

               (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrowers have failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

               (d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

               (e) There may not be more than five (5) different LIBOR Rate Loans in effect hereunder at any time.

         2.3 Maximum Interest Rate. In no event shall any interest provided for hereunder (including any fees or other compensation which are deemed or determined to be interest) exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, for any period, any such interest, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that period shall be the Maximum Rate, and, if in future periods, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, jointly and severally pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers such excess.

         2.4 Closing Fees. The Borrowers jointly and severally agree to pay the Agent, for the account of the Lenders, on the Closing Date the fees (the "Closing Fees") set forth in the Fee Letter. In addition, the Borrowers jointly and severally agree to pay to the Agent the annual administration fees set forth in the Fee Letter. In addition, the Borrowers jointly and severally agree to pay to the Agent, for the account of Ex-Im Bank, on the Closing Date and on each Anniversary Date so long as the Master Ex-Im Bank Guarantee is then in effect with respect to the Ex-Im Bank Guaranteed Loans, a fee (the "Ex-Im Bank Fee") in the amount of $65,000.

         2.5 Unused Line Fee. On the first day of each month hereafter and on the Termination Date the Borrowers jointly and severally agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to three-eighths of one percent (.375%) per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Borrowers' Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

         2.6 Letter of Credit Fee. The Borrowers jointly and severally agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a per annum fee (the "Letter of Credit Fee") equal to the Applicable Margin and to Agent for the benefit of the Letter of Credit Issuer a fronting fee equal to the greater of
(i) $1,500 and (ii) one-eighth of one percent (.125%) per annum of the undrawn face amount of each Letter of Credit, and to the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

         2.7 Collection Days Fee. In order to reimburse the Agent or the Bank, as applicable, for the cost of delays in the collection and clearance of remittances applied to the Revolving Loans pursuant to Section 12(c) of the Security Agreements, the Borrowers shall jointly and severally pay to the Agent or the Bank, as applicable, for its own account, interest at the rate applicable to Base Rate Loans for one Business Day on the amount of all uncollected funds applied to the Revolving Loans.

                                   ARTICLE 3
                            PAYMENTS AND PREPAYMENTS
                            ------------------------

         3.1 Revolving Loans. The Borrowers shall jointly and severally repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand the Borrowers shall jointly and severally pay to the Agent, for account of the Lenders, the amount, without duplication, by which (a) the Aggregate Revolver Outstandings exceeds the lesser of the Borrowing Base or the Maximum Revolver Amount, (b) the Aggregate Revolver Outstandings (other than the Ex-Im Bank Guaranteed Loans) exceeds the lesser of the Domestic Borrowing Base or the Maximum Revolver Amount or (c) the Ex-Im Bank Guaranteed Loans exceeds the lesser of the Export-Related Borrowing Base or $10,000,000.

         3.2 Termination of Facility. The Borrowers may terminate this Agreement upon at least ten (10) Business Days' notice to the Agent and the Lenders, upon
(a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit, (b) the payment of the early termination fee set forth below,
(c) the payment in full in cash of all reimbursable expenses and other Obligations, and (d) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under Section 4.4, if any. If this Agreement is terminated at any time prior to the Stated Termination Date, whether pursuant to this Section or pursuant to Section 9.2, the Borrowers shall jointly and severally pay to the Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table, provided, however, payment of the early termination fee shall not be required in the event that the Borrowers refinance the Total Facility with a credit facility arranged or syndicated by the Bank:

--------------------------------------------------------------------------------
Period During Which Early Termination            Early Termination Fee
Occurs
--------------------------------------------------------------------------------
On or prior to the first Anniversary Date        1.0% of the Maximum
                                                 Revolver Amount
--------------------------------------------------------------------------------
After the first Anniversary Date but on          0.50% of the Maximum
or prior to the second Anniversary Date          Revolver Amount
--------------------------------------------------------------------------------
After the second Anniversary Date but            0.25% of the Maximum
prior to the Stated Termination Date             Revolver Amount
--------------------------------------------------------------------------------

         3.3 Prepayments.
             -----------

               (a) Immediately upon receipt (whether at or subsequent to such disposition or sale) by any Loan Party of cash proceeds from any asset (whether owned by such Loan Party or by a Subsidiary of the Parent) disposition (excluding proceeds of asset dispositions permitted by Section 7.9(a) or permitted to be reinvested in Equipment pursuant to clause (i) of the second sentence of Section 7.9) or from any sale of the stock or other equity interests of the Borrowers or any Subsidiary of the Parent (other than to the Parent or any Subsidiary of the Parent), whether in one or more transactions, the Borrowers shall jointly and severally prepay the Obligations in an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such disposition or sale if such disposition or sale is of assets other than stock or other equity interests and in an amount equal to fifty percent (50%) of the Net Cash Proceeds of such disposition or sale if such disposition or sale is of stock or other equity interests; provided that any such prepayment shall not be required until the Loan Parties have received Net Cash Proceeds aggregating at least $1,000,000. As used herein, "Net Cash Proceeds" of a disposition or sale means the gross cash proceeds of such disposition or sale minus the sum, without duplication, of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by any Loan Party in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts required to be paid to holders of Liens on the assets (other than the Collateral) sold or disposed of (to the extent such Liens constitute Permitted Liens hereunder) in connection with such disposition or sale, (D) direct costs incurred to repair or improve such asset in connection with, and necessary for, such disposition, and (E) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 3.3(b).

               (b) Prepayments from Net Cash Proceeds of dispositions of assets or stock sales pursuant to Section 3.3(a) shall be applied as follows: first, to accrued interest with respect to the Revolving Loans, second, to pay the principal of Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and Agent Advances, third, to pay the principal of the Revolving Loans (other than the Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit, fourth, if an Event of Default has occurred and is continuing, to cash collateralize outstanding Letters of Credit, and fifth, to other Obligations.

               (c) No provision contained in this Section 3.3 shall constitute a consent to an asset disposition or stock sale that is otherwise not permitted by the terms of this Agreement.

         3.4 LIBOR Rate Loan Prepayments. In connection with any prepayment, if any LIBOR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall jointly and severally pay to the Lenders the amounts described in Section 4.4.

         3.5 Payments by the Borrowers.
             -------------------------

               (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Dallas, Texas time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

               (b) Subject to the provisions set forth in the definition of Interest Period, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         3.6 Payments as Revolving Loans. At the election of Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute Revolving Loans (including Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and Agent Advances).

         3.7 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of fees shall, as applicable, be apportioned ratably among the Lenders, except for interest payable solely to the Bank with respect to Non-Ratable Loans and fees payable solely to the Agent and the Letter of Credit Issuer and except as provided in Section 11.1(b). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement (including Section 3.3), first, to pay any fees, indemnities or expense reimbursements, including any such amounts relating to Bank Products, then due to the Agent from the Borrowers; second, to pay any fees, indemnities or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest due in respect of all Loans, including Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, if an Event of Default has occurred and is continuing, to pay an amount to Agent equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such Obligations; and seventh, to the payment of any other Obligation, including any amounts relating to Bank Products, due to the Agent or any Lender by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except
(a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with Section 4.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         3.8 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be jointly and severally liable to pay to the Agent and the Lenders, and hereby do indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section
3.8 shall be and remain
effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.8 shall survive the termination of this Agreement.

         3.9 Agent's and Lenders' Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.7 and corrections of errors discovered by the Agent), unless the Parent notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Parent, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

                                   ARTICLE 4
                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

         4.1 Taxes.
             -----

               (a) Subject to the provisions of Section 4.1(f), any and all payments by the Borrowers to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

               (b) The Borrowers jointly and severally agree to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

               (c) Subject to the provisions of Section 4.1(f), if the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                      (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                      (ii) the Borrowers shall make such deductions and withholdings;

                      (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                      (iv) the Borrowers shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

               (d) At the Agent's request, within 30 days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

               (e) If the Borrowers are required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

               (f) Notwithstanding any provision of this Agreement to the contrary, the Borrowers shall make payments net of and after deduction for Taxes with respect to, and shall not be required to increase any such amounts payable to, any Foreign Lender that fails to comply with Section 12.10.

         4.2 Illegality.
             ----------

               (a) If any Lender determines that, after the date hereof, the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Borrowers through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

               (b) If a Lender determines that, as a result of any event described in Section 4.2(a), it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon their receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans. If the Borrowers are required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

         4.3 Increased Costs and Reduction of Return.
             ---------------------------------------

               (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation after the date hereof, or (ii) the compliance by that Lender with any guideline adopted or request received from any central bank or other Governmental Authority after the date hereof (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall jointly and severally be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

               (b) If any Lender shall have determined that (i) the introduction after the date hereof of any Capital Adequacy Regulation, (ii) any change after the date hereof in any Capital Adequacy Regulation, (iii) any change after the date hereof in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation adopted after the date hereof, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Agent, the Borrowers shall jointly and severally pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

         4.4 Funding Losses. The Borrowers shall jointly and severally reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

               (a) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Rate Loan;

               (b) the failure of the Borrowers to borrow, continue or convert a Loan after the Parent has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

               (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also jointly and severally pay any customary administrative fees charged by any Lender in connection with the foregoing.

         4.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Parent may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it on behalf of the Borrowers. If the Parent does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Parent on behalf of the Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

         4.6 Certificates of Agent. If any Lender claims reimbursement or compensation under this Article 4, the Agent shall determine the amount thereof and shall deliver to the Borrowers (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

         4.7 Survival. The agreements and obligations of the Borrowers in this
Article 4 shall survive the payment of all other Obligations.

         4.8 Change of Lending Office. Each Lender agrees that, so long as no Event of Default has occurred and is continuing, upon the occurrence of any event giving rise to the operation of Section 4.1, Section 4.2 or Section 4.3 with respect to such Lender, it will, if requested by the Parent, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this

Section 4.8 shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender pursuant to Section 4.1, Section 4.2 or Section 4.3 either before or after such designation.

         4.9 Replacement of Lenders. If no Event of Default then exists, the Borrowers may replace any Lender (the "Replaced Lender") if an event occurs giving rise to the operation of this Article 4, which results in the Replaced Lender charging to Borrowers increased costs in excess of those being generally charged by the other Lenders and such Lender is not able to eliminate the increased costs pursuant to Section 4.8. The Replaced Lender shall be replaced with one or more banks, financial institutions, or other entities which are reasonably acceptable to the Agent (each a "Replacement Lender") under the terms set out in Section 11.2. Upon execution of the Assignment and Acceptance referred to in Section 11.2, payment of amounts referred to in Section 11.2 and delivery to the Replacement Lender of the appropriate Note or Notes executed by Borrowers, the Replacement Lender shall become a Lender under this Agreement and the Replaced Lender shall no longer be a Lender under this Agreement, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender.

                                    ARTICLE 5
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES
                -------------------------------------------------

         5.1 Books and Records. The Parent and its Subsidiaries shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of their respective transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a), except for mandatory changes in GAAP or other changes approved by the Agent. The Parent and its Subsidiaries shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Loan Parties shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require, including, but not limited to, records of
(a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral which, in accordance with good accounting practice, should be included therein.

         5.2 Financial Information. The Parent shall promptly furnish to each Lender all such financial information regarding the Parent and its Subsidiaries as the Agent shall reasonably request. Without limiting the foregoing, the Parent will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

               (a) As soon as available, but in any event not later than ninety
(90) days after the close of each Fiscal Year, audited, consolidated balance sheets and statements of income, cash flows and changes in stockholders' equity of the Parent and its consolidated Subsidiaries, and unaudited, consolidating balance sheets and statements of income of the Parent and its consolidated Subsidiaries, in each case as of the end of and for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its consolidated Subsidiaries, as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such consolidated statements shall be examined in accordance with generally accepted auditing standards by, and accompanied by a report thereon unqualified in any respect of, independent certified public accountants selected by the Parent and reasonably satisfactory to the Agent. The Parent authorizes the Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Parent and its Subsidiaries and to discuss directly with the Agent the finances and affairs of the Parent and its Subsidiaries.

               (b) As soon as available, but in any event (i) not later than forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter of a Fiscal Year), unaudited, consolidated and consolidating balance sheets and statements of income and consolidated statements of cash flows of the Parent and its consolidated Subsidiaries, as at the end of and for such fiscal quarter, and for the period from the beginning of the current Fiscal Year to the end of such fiscal quarter, and (ii) not later than thirty (30) days (45 days in the case of the final month of any fiscal quarter) after the end of each month, unaudited, consolidated (or combined) balance sheets and statements of income and cash flows of the Parent and its consolidated Subsidiaries and of the Parent and its United States domestic operations, as at the end of and for such month, and for the period from the beginning of the current Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its consolidated Subsidiaries (or of the Parent and its United States domestic operations, as the case may be), as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding periods in the prior Fiscal Year and in the Parent's budget, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a) (except for the absence of footnotes and for normal year-end adjustments). The Parent shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly the Parent's financial position as at the dates thereof and its results of operations for the periods then ended, subject to the absence of footnotes and normal year-end adjustments.

               (c) With each of the audited Financial Statements delivered pursuant to Section 5.2(a), a certificate of the independent certified public accountants that examined such Financial Statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

               (d) With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and with each of the quarterly unaudited Financial Statements delivered pursuant to Section 5.2(b), a certificate of the chief financial officer of the Parent (A) stating that, except as set forth in reasonable detail in such certificate, all of the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) stating that, except as set forth in reasonable detail in such certificate, the Loan Parties are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (C) stating that, except as set forth in reasonable detail in such certificate, no Default or Event of Default then exists or existed during the period covered by such Financial Statements, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements,
(E) explaining the variances of the figures in the corresponding budgets and prior Financial Statements, and (F) setting forth in reasonable detail the calculations required to establish that the Parent and its Subsidiaries were in compliance with the covenants set forth in Sections 7.20 and 7.22 through 7.26 during the period covered by such Financial Statements and as at the end thereof (if compliance is then being tested). If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action any Loan Party has taken or proposes to take with respect thereto.

               (e) No sooner than sixty (60) days and not less than ten (10) days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, income statements and cash flow statements) for the Parent and its consolidated Subsidiaries as at the end of and for each month of such Fiscal Year.

               (f) If requested by the Agent, promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of the Parent or any of its Subsidiaries.

               (g) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act.

               (h) As soon as available, but in any event not later than 15 days after the Parent's receipt thereof, a copy of all management reports and management letters prepared for the Parent with respect to any or all of the Loan Parties by any independent certified public accountants of the Parent.

               (i) As soon as available, a copy of the Preliminary Closing Date Adjusted Net Working Capital, the Proposed Closing Date Balance Sheet, and the Final Closing Date Balance Sheet, each as defined in and delivered pursuant to the Stock Purchase Agreement that is part of the Acquisition Documents.

               (j) If requested by the Agent, promptly after filing with the IRS, a copy of each tax return filed by the Parent or by any Loan Party.

               (k) As soon as available, but in any event within fifteen (15) days after the end of each month or more frequently (if required by the Agent to redetermine Availability or otherwise requested by the Agent), in form reasonably satisfactory to the Agent: (a) a Borrowing Base Certificate with supporting documentation satisfactory to the Agent; (b) an aging of each Loan Party's accounts receivable together with a reconciliation to the previous calendar month end's accounts receivable balance of such Loan Party's Accounts and to its general ledger; (c) an aging of each Loan Party's accounts payable; (d) upon the Agent's request, copies of invoices in connection with each Loan Party's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, and shipping and delivery documents in connection with each Loan Party's Accounts and for Equipment and Inventory acquired by each Loan Party;
(e) an Inventory report describing the Inventory and its location and cost, together with a reconciliation of such Inventory report to the previous calendar month ends' Inventory report and to each Loan Party's general ledger; (f) an Ex-Im Bank Borrowing Base Certificate (herein so called) in the form of Exhibit B-1 attached hereto, setting forth the Eligible Foreign Accounts as of the effective date of such Certificate, and copies of the Export Orders (as defined in the Borrowers' Ex-Im Agreement) relating to the Eligible Foreign Accounts, to the extent included in the Export-Related Borrowing Base; (g) such other reports as to the Collateral as the Agent shall reasonably request from time to time; and (h) with the delivery of each of the foregoing, a certificate executed by a Responsible Officer of the Parent on behalf of all of the Loan Parties certifying as to the accuracy and completeness of the foregoing. If any of the Loan Parties' records or reports of the Collateral are prepared by an accounting service or other agent, each Loan Party hereby authorizes, and shall cause each Loan Party to authorize, such service or agent to deliver such records, reports, and related documents to the Agent for distribution to the Lenders.

               (l) Promptly after requested by the Agent, updated appraisals (which shall be OLV Appraisals if requested by the Agent) of the Inventory of the Loan Parties, provided, that if no Default or Event of Default exists, the Agent shall not make more than one request per year.

               (m) Such additional information as the Agent or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any of its Subsidiaries.

         5.3 Notices to the Lenders. The Parent shall notify the Agent and the Lenders in writing of the following matters at the following times:

               (a) Immediately after becoming aware of any Default or Event of Default;

               (b) Immediately after becoming aware of the assertion by the holder of any capital stock of the Parent or any of its Subsidiaries or the holder of any Debt of the Parent or any of its Subsidiaries in a face amount in excess of $500,000 that a default exists with respect thereto or that the Parent or any of its Subsidiaries is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

               (c) Immediately after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

               (d) Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

               (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Parent or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

               (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Parent or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

               (g) Immediately after receipt of any notice of any violation by the Parent or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that the Parent or any of its Subsidiaries is not in compliance with any Environmental Law or is investigating the Parent's or any of its Subsidiaries' compliance therewith;

               (h) Immediately after receipt of any written notice that the Parent or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $1,000,000;

               (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of the Parent or any of its Subsidiaries;

               (j) Any change in any Loan Party's name as it appears in the state of its incorporation or other organization, state of incorporation or organization, type of entity, organizational identification number, locations of Collateral, location of any of the books and records relating to the Collateral, or form of organization, trade names under which any Loan Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

               (k) Within ten (10) Business Days after the Parent or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

               (l) Upon written request of the Agent, or, in the event that such filing reflects matters that could reasonably be expected to have a Material Adverse Effect, within five (5) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Parent or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either the Parent or any ERISA Affiliate;

               (m) Upon written request of the Agent, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within five (5) Business Days after receipt thereof by the Parent or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

               (n) Within five (5) Business Days after the later of the occurrence thereof or Parent's or an ERISA Affiliate's knowledge thereof: (i) any changes in the benefits of any existing Plan which increase the Parent's annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which the Parent or any ERISA Affiliate was not previously contributing, which annual costs exceed $1,000,000; or (ii) any failure by the Parent or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment;

               (o) Within five (5) Business Days after the Parent or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan; or

               (p) Within five (5) Business Days after becoming aware thereof, any of the matters set forth in Section 2.11 of Borrowers' Ex-Im Agreement.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Parent, any of its Subsidiaries, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                   ARTICLE 6
                     GENERAL WARRANTIES AND REPRESENTATIONS
                     --------------------------------------

The Borrowers jointly and severally warrant and represent to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

         6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Loan Party has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. Each Loan Party has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Loan Party, and constitute the legal, valid and binding obligations of each Loan Party, enforceable against it in accordance with their respective terms. Each Loan Party's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien (other than in favor of the Agent and other than to secure the Term Debt) upon the property of such Loan Party or any of its Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which such Loan Party is a party or which is binding upon it (other than agreements to be terminated on the Closing Date, which termination could not reasonably be expected to have a Material Adverse Effect), (b) any Requirement of Law applicable to such Loan Party or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of such Loan Party or any of its Subsidiaries.

         6.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Security Agreements, and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (a), (c), (d) and
(e) of the definition of Permitted Liens, securing all the Obligations, and enforceable against each Loan Party and all third parties.

         6.3 Organization and Qualification of Borrowers. Each of the Borrowers
(a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.3, which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business and (c) has all requisite power and authority to conduct its business and to own its property.

         6.4 Corporate Name; Prior Transactions. Except as set forth on Schedule 6.4, no Loan Party has, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

         6.5 Organization and Qualification of Other Loan Parties. Each of the Loan Parties (other than the Borrowers) is (a) duly incorporated or organized and validly existing in good standing under the laws of its jurisdiction of incorporation or organization set forth on Schedule 6.5, (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and own its property.

         6.6 Financial Statements and Projections.
             ------------------------------------

               (a) There have been delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Parent and its consolidated Subsidiaries as of December 31, 2000, and for the Fiscal Year then ended, accompanied by the report thereon of the Parent's independent certified public accountants, Ernst & Young, LLP. There has also been delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Parent and its consolidated Subsidiaries as of December 31, 2001. All such

Financial Statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

               (b) The Latest Projections, heretofore submitted to the Lenders or when submitted to the Lenders as required herein, have represented, or will represent, as the case may be, the Parent's best estimate at the time such projections were or are presented of the future financial performance of the Parent and its consolidated Subsidiaries for the periods set forth therein in all material respects. The Latest Projections, heretofore submitted to the Lenders or when submitted to the Lenders as required herein, have been prepared or will be prepared, as the case may be, on the basis of the assumptions set forth therein, which at the time such projections were or are presented the Parent believes are fair and reasonable in light of then current and reasonably foreseeable business conditions.

               (c) The pro forma balance sheet of the Parent and its consolidated Subsidiaries as of December 31, 2001, heretofore submitted to the Lenders, presents fairly the financial condition of the Parent and its consolidated Subsidiaries as at such date after giving effect to the Acquisition as if the Acquisition had occurred on such date and the Closing Date had been such date, and no material adjustments to such balance sheet shall be made as a result of the audit of the Financial Statements of the Parent and its consolidated Subsidiaries as of and for the Fiscal Year ended December 31, 2001.

         6.7 Capitalization. The number of shares and par value per share of each class of authorized capital stock of each Subsidiary of the Parent, all or a portion of whose capital stock is part of the Collateral, are set forth on
Schedule 6.7, and all of such shares are validly issued and outstanding, fully paid and non-assessable and are owned beneficially and of record by the Persons indicated on Schedule 6.7.

         6.8 Solvency. Each Loan Party is Solvent prior to and after giving effect to each Borrowing to be made hereunder and the issuance of each Letter of Credit to be issued hereunder, and shall remain Solvent during the term of this Agreement.

         6.9 Debt. After giving effect to the making of the Revolving Loans to be made on the Closing Date (and the repayment of any Debt in connection therewith), the Parent and its Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedule 6.9 (other than any Debt shown thereon as being repaid on the Closing Date), and (c) other Debt permitted by
Section 7.13.

         6.10 Distributions. Since September 30, 2001, no Distribution has been declared, paid, or made upon or in respect of any capital stock of the Parent.

         6.11 Real Estate; Leases. Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by any Loan Party, all leases and subleases of real or personal property held by any Loan Party as lessee or sublessee (other than leases of construction equipment having a term of one year or less and other leases of personal property under which the aggregate annual rentals do not exceed $100,000 per lease) and all leases and subleases of real or personal property held by any Loan Party as lessor or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms against the Loan Party which is a party thereto and is in full force and effect, and to the knowledge of the Loan Parties no default by any party to any such lease or sublease exists which could reasonably be expected to have a Material Adverse Effect. Each Loan Party has good and indefeasible title in fee simple to the Real Estate identified on Schedule 6.11 as owned by such Loan Party, or valid leasehold interests in all Real Estate designated therein as leased by such Loan Party, and each of the Parent and its Subsidiaries has good, indefeasible, and merchantable title to all of its other property reflected on the December 31, 2000 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

         6.12 Proprietary Rights. Schedule 6.12 sets forth a correct and complete list of all of the Proprietary Rights of each of the Loan Parties. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12. To the best of the Borrowers' knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on
Schedule 6.12 constitute all of the property of such type necessary to the current conduct of the business of the Loan Parties.

         6.13 Trade Names. All trade names or styles under which any Loan Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.13.

         6.14 Litigation. Except as set forth on Schedule 6.14, there is no pending, or to the best of the Borrowers' knowledge threatened, action, suit, proceeding, or counterclaim by or against the Parent or any of its Subsidiaries in any court, or before any arbitrator, or before any other Governmental Authority, or to the best of the Borrowers' knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

         6.15 Labor Disputes. Except as set forth on Schedule 6.15, as of the Closing Date (a) there are no collective bargaining agreements or other labor contracts covering employees of the Parent or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Parent or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of the Borrowers' knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Parent or any of its Subsidiaries or their employees.

         6.16 Environmental Laws. Except as set forth on Schedule 6.16, and except for matters that could not reasonably be expected to have a Material Adverse Effect:

               (a) The Parent and its Subsidiaries have complied in all material respects with all Environmental Laws and neither the Parent nor any of its Subsidiaries nor any of its presently owned real property or presently conducted operations, nor to the best of Borrowers' knowledge its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law, or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

               (b) The Parent and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in effect and the Parent and its Subsidiaries are in compliance with all material terms and conditions of such permits where the failure to obtain such permits or to be in compliance could reasonably be expected to have a Material Adverse Effect.

               (c) Neither the Parent nor any of its Subsidiaries, nor, to the best of the Borrowers' knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste.

               (d) Neither the Parent nor any of its Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

               (e) To the best of the Borrowers' knowledge, none of the present or past operations of the Parent and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

               (f) There is not now, nor to the best of the Borrowers' knowledge has there ever been on or in the Real Estate:

                      (1) any underground storage tanks or surface impoundments,

                      (2) any asbestos-containing material, or

                      (3) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

               (g) Neither the Parent nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

               (h) Neither the Parent nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on any Loan Party with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

               (i) None of the products manufactured, distributed or sold by the Parent or any of its Subsidiaries contain asbestos containing material.

               (j) No Environmental Lien has attached to the Real Estate.

         6.17 No Violation of Law. Neither the Parent nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

         6.18 No Default. Neither the Parent nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Parent or any of its Subsidiaries is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

         6.19 ERISA Compliance. Except as specifically disclosed in Schedule
6.19:

               (a) To the best knowledge of the Borrowers, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS (provided however that the Parent's 401(k) Plan is a nonstandardized prototype plan drafted by Fidelity and has not been submitted by the Parent for a separate determination letter; however the plan administrator believes the plan is qualified under Section 401(a) of the Code) and to the best knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification. The Parent and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

               (b) There are no pending or, to the best knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Borrowers, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

               (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA, the nonpayment of which could not reasonably be expected to have a Material Adverse Effect);
(iv) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and
(v) neither the Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.20 Taxes. The Parent and its Subsidiaries have filed all federal and other tax returns and reports required to be filed where the failure to file such returns or reports could reasonably be expected to have a Material Adverse Effect, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, unless such unpaid taxes and assessments would constitute a Permitted Lien.

         6.21 Regulated Entities. No Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

         6.22 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely (a) to pay a portion of the purchase price for the Acquisition, (b) to refinance existing Debt, and (c) for working capital purposes. Neither the Parent nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.23 No Material Adverse Change. No Material Adverse Effect has occurred since December 31, 2000.

         6.24 Full Disclosure. None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Parent or any of its Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Parent and its Subsidiaries to the Lenders prior to the Closing Date), contains any untrue statement of a material fact, and the statements and other information, taken as a whole, furnished by or on behalf of the Parent or any of its Subsidiaries in connection with the Loan Documents, do not omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         6.25 Material Agreements. Except as set forth on Schedule 6.25, the annual report of the Parent on Form 10-K for the fiscal year ending December 31, 2000 sets forth all material agreements and contracts to which the Parent or any of its Subsidiaries is a party or is bound as of the Closing Date.

         6.26 Bank Accounts. Schedule 6.26 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by the Loan Parties with any bank or other financial institution.

         6.27 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

         6.28 Acquisition Documents and Term Debt Documents. There have been delivered to the Agent complete copies of the Acquisition Documents and the Term Debt Documents, including, in each case, all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, and all amendments thereto, waivers related thereto and side letters or agreements affecting the terms thereof. To the best of the Borrowers' knowledge, each of the representations and warranties of the seller set forth in the Acquisition Documents are true and correct as of the date hereof and are hereby made by the Borrowers to the best of their knowledge as if they were set forth herein.

                                   ARTICLE 7
                       AFFIRMATIVE AND NEGATIVE COVENANTS
                       ----------------------------------

The Borrowers jointly and severally covenant to the Agent and each Lender that, except as the Agent and the Majority Lenders may otherwise consent or agree in writing, so long as any of the Obligations remain outstanding or this Agreement is in effect:

         7.1 Taxes and Other Obligations. Each of the Parent and its Subsidiaries shall (a) file when due all tax returns and other reports which it is required to file except where failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as the Parent has notified the Agent in writing, neither the Parent nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which the Parent or its Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

         7.2 Legal Existence and Good Standing. Each of the Parent and its Subsidiaries shall maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

         7.3 Compliance with Law and Agreements; Maintenance of Licenses. Each of the Parent and its Subsidiaries shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). Each of the Parent and its Subsidiaries shall obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date and as otherwise permitted hereby. No Loan Party shall modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

         7.4 Maintenance of Property; Inspection of Property.
             -----------------------------------------------

               (a) Each of the Parent and its Subsidiaries shall maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

               (b) Each of the Parent and its Subsidiaries shall permit representatives and independent contractors of the Agent (at the expense of the Borrowers not to exceed four (4) times per year unless an Event of Default has occurred and is continuing) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance written notice to the Borrowers; provided, however, when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

         7.5 Insurance.
             ---------

               (a) The Parent shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect, insurance policies and programs with such insurers, covering such risks (and without exclusions not acceptable to the Agent), in such amounts, and with such deductibles as are reasonably consistent with prudent industry practice and are acceptable to the Agent. Schedule 7.5 is an accurate and complete schedule of all insurance coverage of the Parent and its Subsidiaries as of the Closing Date. Without limiting the foregoing, in the event that any improved Real Estate owned by the Loan Parties is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area ("SFHA"), the Loan Party owning such Real Estate shall purchase and maintain flood insurance on the improved Real Estate and any Equipment and Inventory located on such Real Estate. The amount of said flood insurance will be reasonably acceptable to the Agent, and shall, at a minimum, comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended. Each Loan Party shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

               (b) The Borrowers shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and additional loss payee or additional insured with respect to insurance policies covering the Collateral, in a manner acceptable to the Agent. Each such policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Loan Party for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid or cause to be paid by the Borrowers when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If the Parent or any of its Subsidiaries fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

         7.6 Insurance and Condemnation Proceeds. The Parent shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral, whether or not covered by insurance. So long as no Event of Default has occurred and is continuing, each of the Borrowers shall negotiate all claims in its sole discretion consistent with prudent business practice. The Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

                      (i) With respect to insurance and condemnation proceeds relating to Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.7.

                      (ii) With respect to insurance and condemnation proceeds relating to Fixed Assets, the Agent shall permit or require the applicable Loan Party to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (1) no Default or Event of Default has occurred and is continuing, (2) the aggregate proceeds do not exceed $10,000,000, and (3) such Loan Party first (i) provides the Agent and the Majority Lenders with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Agent and the Majority Lenders, and (ii) demonstrates to the reasonable satisfaction of the Agent and the Majority Lenders that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other circumstances, insurance and condemnation Net Cash Proceeds shall be applied to the Obligations in the order provided for in Section 3.3(b).

         7.7 Environmental Laws.
             ------------------

               (a) Except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect, each of the Borrowers and its Subsidiaries shall conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each of the Borrowers and its Subsidiaries shall take prompt and appropriate action to respond to any known or alleged non-compliance with Environmental Laws.

               (b) Without limiting the generality of the foregoing, the Parent shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each outstanding environmental compliance issue. The Agent or any Lender may request copies of technical reports prepared by the Parent or any of its Subsidiaries and its communications with any Governmental Authority. To the extent non-compliance has occurred, the Borrowers or any of their Subsidiaries shall, at the Agent's or the Majority Lenders' request and at the Borrowers' expense, (i) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the

Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

         7.8 Compliance with ERISA. The Borrowers and each of their ERISA Affiliates shall: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and
(e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that could reasonably be expected to have a Material Adverse Effect.

         7.9 Mergers, Consolidations or Sales. Except as set forth on Schedule 7.9, but subject to compliance with Section 3.3, none of the Loan Parties shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for (a) sales of Inventory in the ordinary course of its business, (b) sales or other dispositions of Equipment in the ordinary course of business that are obsolete, uneconomical or no longer useable by such Loan Party in its business with an orderly liquidation value not to exceed $6,000,000 in the aggregate or $3,000,000 in any Fiscal Year (except as set forth on Schedule 7.9, not less than 75% of which shall be in the form of cash or cash equivalents), (c) transfers and dispositions of current assets (other than Inventory and Accounts) to pay its obligations as they come due in the ordinary course of business, or in connection with any transaction which is permitted by this Agreement, (d) mergers, reorganizations, consolidations, winding ups or liquidations by any Loan Party to, or into, another Loan Party (provided that the Parent or any other Borrower shall be the survivor of any such merger, reorganization, consolidation winding up or liquidation if it is a party thereto), (e) mergers, reorganizations or consolidations which are Permitted Acquisitions or are not prohibited by this Section 7.9, (f) transfers, sales, assignments, leases or other dispositions of any property by any Loan Party to any other Loan Party, (g) transfers, sales or other dispositions of the Parent's capital stock (or options, warrants or other rights with respect thereto), so long as such transfers, sales or other dispositions do not constitute a Change of Control, (h) issuances of Debt permitted by Section 7.13, (i) transfers and dispositions of claims against third parties which are in dispute, or where the third party has filed for bankruptcy or reorganization or any similar proceeding, so long as such transfers and dispositions are in the ordinary course of business in collecting or realizing upon such claims, and (j) any Distribution or Restricted Investment permitted by Section 7.10. Not later than 120 days after each such Equipment sale or disposition, the applicable Loan Party shall either (i) reinvest the Net Cash proceeds of that sale or disposition in other Equipment usable in its business or (ii) apply such Net Cash Proceeds to the Loans in accordance with Section 3.3. All Equipment purchased with Net Cash Proceeds shall be free and clear of all Liens, except Permitted Liens.

         7.10 Distributions; Capital Change; Restricted Investments. None of the Loan Parties shall (a) directly or indirectly declare or make, or incur any liability to make, any

Distribution, except (i) Distributions by a Loan Party to another Loan Party or
(ii) so long as no Event of Default then exists or would result therefrom (A) repurchases by the Parent of shares of its capital stock (or options or warrants therefor) in the open market pursuant to the Parent's buy-back plan announced in September 1998 and modified in December 2000, (B) additional repurchases by the Parent of shares of its capital stock (or options or warrants therefor) in the open market in an aggregate amount not to exceed $5,000,000 during any Fiscal Year, (C) repurchases by the Parent of shares of its capital stock (or options or warrants therefor) in order to permit 401(K) or other similar Plans maintained for employees of the Parent or any Subsidiary of the Parent to repurchase shares from participants (or former participants) in such Plans, and
(D) repurchases by the Parent of shares of its capital stock (or options and warrants therefor) from Persons leaving their employment with the Parent or any Subsidiary of the Parent in an aggregate amount not to exceed $5,000,000 during any Fiscal Year, so long as, after giving effect to any such repurchase pursuant to clauses (A), (B), (C) or (D) preceding, Availability (without regard to the Maximum Revolver Amount) is not less than $15,000,000 plus the minimum Availability (without regard to the Maximum Revolver Amount, but after giving effect to any Borrowings that would be necessary to pay any accounts payable of the Loan Parties that have not been paid before the later of (a) 45 days [or 60 days in the case of accounts payable owing to Resin vendors] after their respective invoice dates or (b) their respective agreed upon due dates) then required under Section 7.20, (b) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect or (c) make or maintain any Restricted Investment after the date hereof, other than (i) Permitted Acquisitions, (ii) Restricted Investments in or to any Loan Party,
(iii) transfers of two geomembrane extrusion lines acquired in the acquisition of Serrot International, Inc. to a foreign subsidiary or subsidiaries of the Parent, (iv) Restricted Investments in or to Subsidiaries of the Parent that are not Loan Parties in an aggregate amount (net of any accounts payable of any Loan Party to any such Subsidiary) outstanding at any time not to exceed $56,500,000, or (v) other Restricted Investments (other than those described in clause (iv) preceding) in an aggregate amount not to exceed $1,000,000 outstanding at any time.

         7.11 Transactions Affecting Collateral or Obligations. Neither the Parent nor any of its Subsidiaries shall enter into any transaction affecting the Collateral or the Obligations which would be reasonably expected to have a Material Adverse Effect.

         7.12 Guaranties. None of the Loan Parties shall make, issue, or become liable on any Guaranty, except (a) Guaranties of the Obligations in favor of the Agent, (b) Guaranties of the Term Debt given by Persons who have executed Guaranties of the Obligations, (c) Guaranties of Debt that any Loan Party is permitted to incur or maintain hereunder, and (d) Guaranties of Debt of Subsidiaries of the Parent that are not Loan Parties for working capital lines of credit in an aggregate outstanding principal amount not to exceed $9,500,000 at any time.

         7.13 Debt. None of the Loan Parties shall incur or maintain any Debt, except (a) the Obligations; (b) Debt described on Schedule 6.9; (c) Debt owed by any Loan Party to any other Loan Party or to any Subsidiary of the Parent; (d) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment, provided that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt and the proceeds thereof, and
(ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $10,000,000 at any time; (e) the Term Debt; (f) Debt consisting of Guaranties permitted by Section 7.12; (g) Debt under Hedge Agreements required hereby or which are entered into for bona fide hedging purposes and not for speculation; (h) Debt consisting of obligations or liabilities in respect of unfunded vested benefits under any Plan and Debt consisting of reimbursement obligations (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety bonds, and similar instruments (provided that any such Debt is incurred in the ordinary course of business and is not past due by more than ninety (90) days or is being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP); and (i) Debt evidencing a refunding, renewal or extension of the Debt permitted hereby; provided that (i) the principal amount thereof does not exceed the principal amount of the Debt being refinanced plus reasonable fees and expenses incurred in connection with such refinancing, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof (provided that the Parent may guaranty the Debt of Serrot International, Inc.), and (iv) the terms of such refunding, renewal or extension are no less favorable to the Loan Party, the Agent or the Lenders than the original Debt to be refunded, renewed or extended.

         7.14 Prepayment. None of the Loan Parties shall voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement, (a) if an Event of Default has occurred and is continuing or (b) if, after giving effect to such prepayment, Availability (without regard to the Maximum Revolver Amount) is less than $15,000,000 plus the minimum Availability (without regard to the Maximum Revolver Amount, but after giving effect to any Borrowings that would be necessary to pay any accounts payable of the Loan Parties that have not been paid before the later of (a) 45 days [or 60 days in the case of accounts payable owing to Resin vendors] after their respective invoice dates or (b) their respective agreed upon due dates) then required under Section 7.20.

         7.15 Transactions with Affiliates. Except as set forth on Schedule 7.15 or as otherwise permitted hereby, no Loan Party shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property (other than salary, bonus and other compensation, expense advances or reimbursements, grants of capital stock (or options, warrants or other rights therefor or with respect thereto) payable or issuable to employees, officers or directors who are Affiliates so long as the payment or issuance thereof is in the ordinary course of business and Distributions and Restricted Investments permitted by Section 7.10) to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate (other than as permitted by Section 7.12). Notwithstanding the foregoing, any Loan Party may engage in transactions with Affiliates in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to such Loan Party than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate. For purposes of this Section 7.15, the term "Affiliate" shall not include another Loan Party.

         7.16 Investment Banking and Finder's Fees. Neither the Parent nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement, except as set forth in the Fee Letter. The Borrowers shall jointly and severally defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Parent or any of its Subsidiaries is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Agent or any Lender in connection therewith.

         7.17 Business Conducted. Neither the Parent nor any of its Subsidiaries shall engage, directly or indirectly, in any line of business other than the businesses in which the Parent and its Subsidiaries are engaged on the Closing Date and other business reasonably related thereto.

         7.18 Liens. None of the Loan Parties shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by it, except Permitted Liens.

         7.19 Sale and Leaseback Transactions. Neither the Parent nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Parent or such Subsidiary to lease or rent property that the Parent or such Subsidiary has sold or will sell or otherwise transfer to such Person.

         7.20 Minimum Availability The Loan Parties shall maintain minimum Availability (without regard to the Maximum Revolver Amount) of $10,000,000 at all times prior to the receipt by the Agent of the first OLV Appraisal after the Closing Date and minimum Availability (without regard to the Maximum Revolver Amount) of $5,000,000 at all times thereafter; provided that the Loan Parties shall cause minimum Availability (without regard to the Maximum Revolver Amount, but after giving effect to any Borrowings that would be necessary to pay any accounts payable of the Loan Parties that have not been paid before the later of
(a) 45 days [or 60 days in the case of accounts payable owing to Resin vendors] after their respective invoice dates or (b) their respective agreed upon due dates) on one Business Day during the period commencing on December 15, 2002 and ending on January 31, 2003 to be not less than $25,000,000.

         7.21 Fiscal Year. No Loan Party shall change its Fiscal Year.

         7.22 Capital Expenditures. Neither the Parent nor any of its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Parent and its Subsidiaries on a consolidated basis would exceed $10,000,000 during any Fiscal Year.

         7.23 Fixed Charge Coverage Ratio. The Parent will maintain a Fixed Charge Coverage Ratio for each period set forth below of not less than the ratio set forth below opposite such period:

--------------------------------------------------------------------------------
          Period                                              Fixed Charge
                                                             Coverage Ratio
--------------------------------------------------------------------------------
Two fiscal quarter period ending on June 30, 2002              .60 to 1.0
--------------------------------------------------------------------------------
Three fiscal quarter period ending on September 30, 2002      1.20 to 1.0
--------------------------------------------------------------------------------
Four fiscal quarter period ending on December 31, 2002
and on the last day of each fiscal quarter thereafter         1.25 to 1.0
--------------------------------------------------------------------------------

         7.24 Leverage Ratio. As of the end of the fiscal quarter ending September 30, 2002, for the Parent and its Subsidiaries on a consolidated basis, the ratio of (a) Funded Debt as of such date to (b) 4/3 times EBITDA for the nine (9) months ending on such date, shall not be greater than 4.0 to 1.0. The Leverage Ratio as of the end of any fiscal quarter of the Parent ending on or after December 31, 2002 shall not be greater than 3.0 to 1.0. In calculating EBITDA for purposes of determining compliance with this Section 7.24, such calculation shall be exclusive of the net impact of one-time charges in connection with the Acquisition in an amount by which such one-time charges exceed $4,500,000 so long as the aggregate amount of such one-time charges do not exceed $10,000,000 and such one-time charges are made during 2002.

         7.25 Tangible Net Worth. The Tangible Net Worth of the Parent as of the end of any fiscal quarter of the Parent ending after the Closing Date and on or before December 31, 2002, shall not be less than the sum of (a) $75,554,000, plus (b) 75% of cumulative positive consolidated net income of the Parent for the period beginning on February 1, 2002 and ending on the last day of such fiscal quarter, plus (c) 75% of the aggregate increases in Shareholders' Equity of the Parent and its Subsidiaries after the Closing Date by reason of the issuance and sale of capital stock of the Parent or its Subsidiaries (including, upon any conversion of debt securities of the Parent or its Subsidiaries into such capital stock); provided that the sum of clauses (a) and (b) preceding as of the end of any such fiscal quarter may not be less than the sum of such clauses as of the end of the immediately preceding fiscal quarter. The Tangible Net Worth of the Parent as of the end of any fiscal quarter of the Parent ending on or after March 31, 2003 shall not be less than the sum of (i) the Tangible Net Worth of the Parent required to be maintained under this Section 7.25 as of the immediately preceding December 31, plus (ii) 75% of cumulative positive consolidated net income of the Parent for the period beginning on the immediately preceding January 1 and ending on the last day of such fiscal quarter, plus (iii) 75% of the aggregate increases in Shareholders' Equity of the Parent and its Subsidiaries on or after the immediately preceding January 1 by reason of the issuance and sale of capital stock of the Parent or its Subsidiaries (including upon any conversion of debt securities of the Parent or its Subsidiaries into such capital stock); provided that the sum of clauses (i) and (ii) preceding as of the end of any such fiscal quarter may not be less than the sum of such clauses as of the end of the immediately preceding fiscal quarter.

         7.26 Minimum EBITDA. The EBITDA of the Parent and its consolidated Subsidiaries for the fiscal quarter period ending March 31, 2002 shall not be less than $1,500,000 less than the amount thereof shown in the Latest Projections described in clause
(a) of the definition thereof. In calculating EBITDA for purposes of determining compliance with this Section 7.26, such calculation shall be exclusive of the net impact of one-time charges in an amount by which such one-time charges exceed $3,500,000 so long as the aggregate amount of such one-time charges do not exceed $9,000,000 and such one-time charges are made on or before March 31, 2002.

         7.27 Use of Proceeds. No portion of the Loan proceeds shall be used, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, or (e) for a purpose that is not permitted by this Agreement.

         7.28 Further Assurances. The Loan Parties shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

         7.29 Other Agreements. Neither the Parent nor any of its Subsidiaries shall enter into any amendment, waiver, or modification of the Term Debt Documents or the Acquisition Documents, if such amendment, waiver, or modification could reasonably be expected to have a Material Adverse Effect.

         7.30 Additional Loan Parties. The Parent shall give the Agent prior written notice of the acquisition or formation of any hereafter acquired or formed Subsidiary. Within thirty (30) days after its acquisition or formation, each Subsidiary organized under the laws of a state of the United States that is hereafter formed or acquired by the Parent or any of its Subsidiaries shall, upon the request of the Agent, become a Loan Party by executing and delivering an Obligation Guaranty, a Security Agreement and such other documents and instruments as are necessary to grant liens to the Agent on substantially all of its assets (other than its Equipment and Real Estate), together with such other supporting documents as the Agent may reasonably request.

         7.31 Bank Accounts. In order to facilitate the administration and monitoring by the Agent of the Loans, the Collateral, and the transactions contemplated by the Loan Documents, the Borrowers will maintain their and their Subsidiaries' primary United States domestic deposit and disbursement accounts with the Bank.

                                   ARTICLE 8
                              CONDITIONS OF LENDING
                              ---------------------

         8.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the

Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

               (a) This Agreement and the other Loan Documents (including the Borrowers' Ex-Im Agreement (and the waiver letter related thereto), the Export-Import Bank of the United States Joint Application for Working Capital Guarantee, and other documents relating specifically to Ex-Im Bank Guaranteed Loans) shall have been executed by each party thereto and the Borrowers shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrowers before or on such Closing Date.

               (b) Upon making the Revolving Loans (including such Revolving Loans made to finance the Closing Fee or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement) and with all its obligations current in accordance with its customary payment practices, the Borrowers shall have Availability (without regard to the Maximum Revolver Amount) of at least $15,000,000.

               (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct.

               (d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

               (e) The Agent and the Lenders shall have received such opinions of counsel for the Parent and its Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

               (f) The Agent shall have received:

                      (i) financing statements, in proper form for filing under the UCC in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Liens; and

                      (ii) duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrowers and their Subsidiaries except Permitted Liens.

               (g) The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced, including the amounts owing on the Closing Date under the Fee Letter and under
Section 2.4.

               (h) The Agent shall have received evidence, in form, scope, and substance reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

               (i) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Parent and its Subsidiaries and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

               (j) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and its counsel and the Lenders.

               (k) Without limiting the generality of the items described above, each Loan Party and each Person securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the "Closing Checklist" delivered by the Agent to the Borrowers prior to the Closing Date.

               (l) The Agent shall have received evidence, in form and substance satisfactory to the Agent, of the consummation of the Acquisition on terms acceptable to the Agent, including (i) satisfactory legal documentation, (ii) the Agent's satisfaction with the Parent and its Subsidiaries' corporate, capital and ownership structures after giving effect to the Acquisition, and
(iii) all government, shareholder and third party consents (including Hart-Scott-Rodino clearance, if applicable) deemed necessary or appropriate by the Agent shall have been obtained.

               (m) No material adverse change, in the opinion of the Agent, shall have occurred in the assets, liabilities, business, financial condition, business prospects, or results of operations of Serrot International, Inc. and its Subsidiaries.

               (n) The Agent shall have received evidence, in form and substance satisfactory to the Agent, that at least one-half of the Borrowers' estimated Debt for borrowed money outstanding on the Closing Date bears interest at a fixed rate.

               (o) The Agent shall have received evidence, in form and substance satisfactory to the Agent, of the concurrent closing and receipt by the Borrowers of a minimum of $25,000,000 of Term Debt on terms and conditions satisfactory to the Agent.

               (p) The Intercreditor Agreement shall have been executed and delivered.

               (q) The Preliminary Closing Date Adjusted Net Working Capital (as defined in the Stock Purchase Agreement that is part of the Acquisition Documents) of Serrot International, Inc. and its Subsidiaries shall not be less than $47,146,000 minus the amount, if any, by which the purchase price for the Acquisition is reduced at the closing of the Acquisition pursuant to such Stock Purchase Agreement.

The acceptance by the Borrowers of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrowers to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied (except to the extent waived in writing), with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrowers, dated the Closing Date, to such effect.

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

         8.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

               (a) The following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                      (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Parent that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                      (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

                      (iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect.

               (b) No such Borrowing shall exceed Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Ex-Im Bank Guaranteed Loan or Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h), (i) or (j).

                                   ARTICLE 9
                                DEFAULT; REMEDIES
                                -----------------

         9.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

               (a) any failure by the Borrowers to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

               (b) any representation or warranty made or deemed made by the Borrowers in this Agreement or by any Loan Party in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Parent or any of its Subsidiaries at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

               (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(k), 7.2, 7.5, or 7.9 through 7.31, or Section 12 of the Security Agreement; (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 (other than 5.2(k)) or 5.3 and such default shall continue for three (3) days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement, any other Loan Document or any other agreement entered into at any time to which the Parent or any Subsidiary and the Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for thirty (30) days or more;

               (d) any default shall occur with respect to any Debt (other than the Obligations) of the Parent or any of its Significant Subsidiaries or any Loan Party in an outstanding principal amount which exceeds $250,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by the Parent or any of its Significant Subsidiaries or any Loan Party, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

               (e) the Parent or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

               (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Parent or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within thirty (30) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

               (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for the Parent or any of its Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of the Parent or any of its Subsidiaries;

               (h) unless not prohibited by Section 7.9, any Loan Party shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

               (i) all or any material part of the property of the Parent and its Subsidiaries taken as a group shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of the Parent or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

               (j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by any Loan Party;

               (k) one or more judgments, orders, decrees or arbitration awards is entered against the Parent or any of its Subsidiaries involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), as to any single or related or unrelated series of transactions, incidents or conditions, of $250,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

               (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of the Parent or any of its Subsidiaries occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

               (m) there is filed against the Parent or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

               (n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens pursuant to the Loan Documents, any

Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be encumbered thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

               (o) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of the Parent or any of its Subsidiaries under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $1,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (iii) the Parent or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $1,000,000;

               (p) there occurs a Change of Control with respect to any Loan Party; or

               (q) there occurs an event having a Material Adverse Effect.

         9.2 Remedies.
             --------

               (a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Loan Party: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts, Eligible Completion Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Loan
Party: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

               (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the premises of any Loan Party, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrowers shall, upon the Agent's demand, at the Borrowers' cost, assemble or cause to be assembled the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any

Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Loan Party agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the applicable Loan Party if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the applicable Loan Party's address specified in or pursuant to Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Loan Party. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Loan Party irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Loan Party agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Loan Party's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and such Loan Party's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the applicable Loan Party and each Loan Party shall remain liable for any deficiency.

               (c) If an Event of Default occurs, each Loan Party waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

                                   ARTICLE 10
                              TERM AND TERMINATION
                              --------------------

         10.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrowers shall remain jointly and severally bound by the terms of this Agreement and shall not be relieved of any of their Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 11
          AMENDMENTS; WAIVERs; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS
          ------------------------------------------------------------

         11.1 Amendments and Waivers.
              ----------------------

               (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request or with the written consent of the Majority Lenders) and the applicable Loan Parties and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the applicable Loan Parties and acknowledged by the Agent, do any of the following:

                      (i)    increase or extend the Commitment of any Lender;

                      (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                      (iii) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                      (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

                      (v) increase any of the percentages or amounts set forth in the definition of the Borrowing Base;

                      (vi) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

                      (vii) release any Guaranties of the Obligations or release Collateral other than as permitted by Section 12.11;

                      (viii) change the definition of "Majority Lenders"; or

                      (ix) increase the Maximum Revolver Amount or the Letter of Credit Subfacility;

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i), and provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and provided further, that Schedule 1.2 hereto (Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith. The Loan Parties, the Agent and the Lenders shall execute any documents or instruments as may be necessary in the reasonable discretion of the Agent to enable the Agent and the Lenders to make Ex-Im Bank Guaranteed Loans to the Borrowers on the terms contained herein and in the Borrowers' Ex-Im Agreement (provided however, that in no event shall the provisions of such documents amend or eliminate the ten percent (10%) reserve requirement relating to Ex-Im Bank Guaranteed Loans set forth in clause (j) in the definition of "Reserves").

               (b) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at the Agent's election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

               (c) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change") requiring the consent of all Lenders, the consent of Majority Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to as a "Non-Consenting Lender"), then, so long as the Agent is not a Non-Consenting Lender, at the Parent's request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

         11.2 Assignments; Participations.
              ---------------------------

               (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitment, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $10,000,000; provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Parent and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of Exhibit F (an "Assignment and Acceptance") together with any Note or Notes subject to such assignment; and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $5,000. The Borrowers agree to promptly execute and deliver new Notes and replacement Notes as reasonably requested by the Agent to evidence assignments of the Loans and Commitments in accordance herewith.

               (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
(ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

               (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Loan Party to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender pro tanto.

               (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Parent (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a) (i), (ii), (iii) and (vii), and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

               (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

               (g) Notwithstanding any other provision in this Agreement, the Agent and Lenders may, and shall, assign all or a portion of the Ex-Im Bank Guaranteed Loans and their rights under the Loan Documents relating thereto, to Ex-Im Bank to satisfy the requirements of Section 5.04 of the Master Ex-Im Bank Guarantee.

                                   ARTICLE 12
                                    THE AGENT
                                    ---------

         12.1 Appointment and Authorization. Each Lender hereby designates and appoints the Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base,
(b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

         12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         12.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any Subsidiary or Affiliate of any Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of its Subsidiaries or Affiliates.

         12.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Parent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         12.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Loan Parties and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party which may come into the possession of any of the Agent-Related Persons.

         12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of any Loan Party to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         12.8 Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and their Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding the Borrowers, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Affiliate) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

         12.9 Successor Agent. The Agent may resign as Agent upon at least 30 days' prior notice to the Lenders and the Parent, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder; provided, however, that the Bank shall remain as Agent for the Ex-Im Bank Guaranteed Loan until the written approval of the Ex-Im Bank for a successor Agent is obtained. Subject to the foregoing, if the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject to the consent of the Parent so long as no Event of Default exists, which consent shall not be unreasonably withheld or delayed. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and, so long as no Event of Default exists, with the consent of the Parent (such consent not to be unreasonably withheld or delayed), a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         12.10 Withholding Tax.
               ---------------

               (a) If any Lender is a "foreign corporation, partnership or trust" (a "Foreign Lender") within the meaning of the Code and such Foreign Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Borrowers and the Agent, to deliver to the Parent and the Agent:

                      (i) if such Foreign Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                      (ii) if such Foreign Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Foreign Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Foreign Lender and in each succeeding taxable year of such Foreign Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                      (iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Foreign Lender agrees to promptly notify the Parent and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b) If any Foreign Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Foreign Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Foreign Lender, such Foreign Lender agrees to notify the Parent and the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Foreign Lender. To the extent of such percentage amount, the Borrowers and the Agent will treat such Foreign Lender's IRS Form W-8BEN as no longer valid.

               (c) If any Foreign Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Parent and the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Foreign Lender, such Foreign Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

               (d) If any Foreign Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Foreign Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Parent and the Agent, then the Borrowers and the Agent may withhold from any interest payment to such Foreign Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

               (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Borrowers or the Agent did not properly withhold tax from amounts paid to or for the account of any Foreign Lender (because the appropriate form was not delivered, was not properly executed, or because such Foreign Lender failed to notify the Parent and the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Foreign Lender shall indemnify the Borrowers and the Agent fully for all amounts paid, directly or indirectly, by the Borrowers and the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Borrowers and the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of each Foreign Lender under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         12.11 Collateral Matters.
               ------------------

               (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support and all other Obligations, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due); (ii) constituting property being sold or disposed of if the Parent certifies to the Agent that the sale or disposition is made in compliance with Section 7.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which a Loan Party owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000 during each Fiscal Year without the prior written authorization of the Lenders. Upon request by the Agent or the Parent at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

               (b) Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of the Agent's authority to release Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Parent, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except as provided hereunder.

               (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         12.12 Restrictions on Actions by Lenders; Sharing of Payments.
               -------------------------------------------------------

               (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Loan Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

               (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Loan Party to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefore shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         12.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

         12.14 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on

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

or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless the Agent receives notice from the Parent prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         12.15 Settlement.
               ----------

               (a) (i) Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, including the Ex-Im Bank Guaranteed Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

(ii) The Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) on behalf of the Bank, with respect to each outstanding Ex-Im Bank Guaranteed Loan,
(C) for itself, with respect to each Agent Advance, and (D) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (Dallas, Texas time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Ex-Im Bank Guaranteed Loans and Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent's account, not later than 4:00 p.m. (Dallas, Texas time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Ex-Im Bank Guaranteed Loan, Non-Ratable Loan or Agent Advance and, together with the portion of such Ex-Im Bank Guaranteed Loan, Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Ex-Im Bank Guaranteed Loan or Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

(iii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to an Ex-Im Bank Guaranteed Loan, Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Ex-Im Bank Guaranteed Loan, Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Ex-Im Bank Guaranteed Loan, Non-Ratable Loan or Agent Advance, and (B) if Settlement has not previously occurred with respect to such Ex-Im Bank Guaranteed Loans, Non-Ratable Loans or Agent Advances, upon demand by the Bank or the Agent, as applicable, shall pay to the Bank or the Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Ex-Im Bank Guaranteed Loans, Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans.

(iv) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Ex-Im Bank Guaranteed Loan, Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Ex-Im Bank Guaranteed Loan, Non-Ratable Loan or Agent Advance.

(v) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Ex-Im Bank Guaranteed Loans and Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Ex-Im Bank Guaranteed Loans, Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause
(iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Ex-Im Bank Guaranteed Loans and Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

(vi) Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a Revolving Loan, Ex-Im Bank Guaranteed Loan, or Non-Ratable Loan.

               (b) Lenders' Failure to Perform. All Revolving Loans (other than Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

               (c) Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender's Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred corresponding amount to the Borrowers on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender's Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Parent of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

               (d) Retention of Defaulting Lender's Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Loan Party to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing, (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

               (e) Removal of Defaulting Lender. At the Parent's request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Parent shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitment hereunder. Such sale shall be consummated promptly after Agent has arranged for a purchase by Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees, without premium or discount.

         12.16 Letters of Credit; Intra-Lender Issues.
               --------------------------------------

               (a) Notice of Letter of Credit Balance. On each Settlement Date, the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

               (b) Participations in Letters of Credit.
                   ------------------------------------

                      (i) Purchase of Participations. On the Closing Date in respect of the Existing Letters of Credit, and immediately upon issuance of any other Letter of Credit or Credit Support for any Letter of Credit in accordance with Section 1.3(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

                      (ii) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from the Borrowers or other Loan Party on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrowers or other Loan Party. Each such payment shall be made by the Agent on the next Settlement Date.

                      (iii) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                      (iv) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrowers for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

                             (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                             (2) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

                             (3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                             (4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                             (5) the occurrence of any Default or Event of Default; or

                             (6) the failure of the Borrowers to satisfy the applicable conditions precedent set forth in Article 8.

               (c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of any Loan Party received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Parent prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

               (d) Indemnification by Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Loan Parties hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by a Loan Party. The agreement contained in this Section shall survive payment in full of all other Obligations.

         12.17 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or the Majority Lenders in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Majority Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Ex-Im Bank Guaranteed Loans, Non-Ratable Loans, Hedge Agreements, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

         12.18 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

               (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, the "Reports") prepared by or on behalf of the Agent;

               (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

               (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel;

               (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

               (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         12.19 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

         12.20 Co-Agents. None of the Lenders identified on the facing page or signature pages of this Agreement as a "co-agent" or hereafter designated as a co-agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified or designated as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE 13
                                  MISCELLANEOUS
                                  -------------

         13.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Loan Party and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

         13.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         13.3 Governing Law; Choice of Forum; Service of Process.
              --------------------------------------------------

               (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF TEXAS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA LOCATED IN DALLAS COUNTY, TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

               (c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE PARENT AT ITS ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

         13.4 WAIVER OF JURY TRIAL. THE BORROWER, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         13.5 Survival of Representations and Warranties. All of the Borrowers' representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

         13.6 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting the Borrowers' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         13.7 Fees and Expenses. The Borrowers jointly and severally agree to pay to the Agent, for its benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for filing financing statements and continuations and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Loan Party under the Loan Documents that any Loan Party fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the operations of the Parent and its Subsidiaries by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day for each Person retained or employed by the Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers jointly and severally agree to pay costs and expenses incurred by the Agent (including Attorneys' Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as Revolving Loans as described in
Section 3.6.

         13.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or to the Bank:

                           Bank of America, N.A.
                           55 S. Lake Avenue, Suite 900
                           Pasadena, CA  91101
                           Attention: Business Credit-
                           Regional Manager
                           Telecopy No.: (626) 578-6069

With a copy to:

                           Bank of America, N.A.
                           FL7-750-15-13
                           100 S.E. 2nd Street, 15th Floor
                           Miami, FL  33131
                           Telecopy No.: (800) 380-8118

If to the Borrowers:

                           c/o Gundle/SLT Environmental, Inc.
                           19103 Gundle Road
                           Houston, Texas  77073
                           Attn: Vice President and Corporate Counsel
                           Telecopy No.: (281) 230-5893

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         13.9 Waiver of Notices. Unless otherwise expressly provided herein, the Borrowers waive presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrowers which the Agent or any Lender may elect to give shall entitle the Borrowers to any or further notice or demand in the same, similar or other circumstances.

         13.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         13.11 Indemnity of the Agent and the Lenders by the Borrowers.
               -------------------------------------------------------

               (a) The Borrowers jointly and severally agree to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

               (b) The Borrowers jointly and severally agree to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to any Borrower's operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about any Borrower's property or operations or property leased to any Borrower. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

         13.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY BORROWER, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY

CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         13.13 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         13.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         13.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         13.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by each Loan Party to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Loan Party against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Parent and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY LOAN PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

         13.17 Confidentiality.
               ---------------

               (a) The Borrowers hereby consent that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Parent and its Subsidiaries and a general description of the business of the Parent and its Subsidiaries and may use the names in advertising and other promotional material.

               (b) The Agent and each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrowers and provided to the Agent or such Lender by or on behalf of the Borrowers, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Parent or any of its Subsidiaries known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Parent or any of its Subsidiaries is party or is deemed party with the Agent or such Lender; and (9) to its Affiliates.

         13.18 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                       "BORROWERS"

                                       GUNDLE/SLT ENVIRONMENTAL, INC.


                                       By: /s/ ROGER J. KLATT
                                           -------------------------------------
                                           Roger J. Klatt, Executive Vice
                                           President, Chief Financial Officer,
                                           Treasurer and Assistant Secretary


                                       GSE LINING TECHNOLOGY, INC.

                                       By: /s/ ROGER J. KLATT
                                           -------------------------------------
                                           Roger J. Klatt, Executive Vice
                                           President, Chief Financial Officer,
                                           Treasurer and Assistant Secretary


                                       SERROT INTERNATIONAL, INC.

                                       By: /s/ ROGER J. KLATT
                                           -------------------------------------
                                           Roger J. Klatt, Executive Vice
                                           President, Chief Financial Officer,
                                           Treasurer and Assistant Secretary

                                       "AGENT"


                                       Bank of America, N.A., as the Agent


                                       By: /s/ DAN LANE
                                           -------------------------------------
                                           Dan Lane, Senior Vice President

                                       "LENDERS"


                                       Bank of America, N.A., as a Lender


                                       By: /s/ DAN LANE
                                           -------------------------------------
                                           Dan Lane, Senior Vice President



                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                     ANNEX A
                                       to
                                Credit Agreement
                                ----------------

                                   Definitions
                                   -----------

Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the Agreement:

"Accounts" means all of each Loan Party's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

"Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).

"Acquisition" means the acquisition by the Parent of all of the outstanding capital stock of Serrot International, Inc. pursuant to the Acquisition Documents.

"Acquisition Documents" means the Stock Purchase Agreement dated as of January 22, 2002, between Waste Management Holdings, Inc. and the Parent, including all exhibits and schedules thereto and all other agreements, instruments and documents executed and delivered in connection therewith or pursuant thereto.

"ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of the Borrowers pursuant to agreement or overdrafts.

"Adjusted Net Earnings from Operations" means, with respect to any fiscal period, the net income, without duplication, of the Parent and its consolidated Subsidiaries and of Serrot International, Inc. and its consolidated Subsidiaries, after provision for income taxes for such fiscal period, as determined on a consolidated basis in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset and non-cash loss arising from the write-down in the book value of any asset, including long-lived assets, intangible assets, stock based compensation or deferred financing charges but excluding any write-down of Inventory or Accounts; (c) earnings or losses of any Person, substantially all the assets of which have been acquired by the Parent or any of its Subsidiaries or Serrot International, Inc. or any of its Subsidiaries, as the case may be, in any manner to the extent realized by such other Person prior to the date of acquisition; (d) earnings or losses of any Person which is an unconsolidated Subsidiary of the Parent or any of its Subsidiaries or Serrot International, Inc. or any of its Subsidiaries unless (and only to the extent) such earnings or losses, as the case may be, shall have actually been received or funded, as the case may be, by the Parent or Serrot International, Inc. in the form of cash distributions or cash disbursements, as the case may be; (e) earnings of any Person to which assets of the Parent or any of its Subsidiaries or Serrot

International, Inc. or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which the Parent or any of its Subsidiaries or Serrot International, Inc. or any of its Subsidiaries shall have been merged, or which has been a party with the Parent or any of its Subsidiaries or Serrot International, Inc. or any of its Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain or non-cash loss arising from the acquisition of debt or equity securities of the Parent or any of its Subsidiaries or Serrot International, Inc. or any of its Subsidiaries or from cancellation or forgiveness of Debt; and (g) gain or non-cash loss arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

"Adjusted OLV Value" means, at any time, the product of the OLV Percentage at such time times the value (determined in accordance with the definition of Eligible Inventory) of the Eligible Inventory.

"Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

"Agent" means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

"Agent Advances" has the meaning specified in Section 1.2(i).

"Agent's Liens" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, the Bank, and the Agent pursuant to this Agreement and the other Loan Documents.

"Agent-Related Persons" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

"Aggregate Revolver Outstandings" means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

"Agreement" means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

"Anniversary Date" means each anniversary of the Closing Date.

"Applicable Margin" means

(i) with respect to Base Rate Loans and all other Obligations (other than LIBOR Rate Loans), 0%;

(ii)     with respect to LIBOR Rate Loans, 2.50%; and

(iii)    with respect to Letters of Credit, 2.50%.

The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by the Parent's consolidated financial performance, commencing with the first day of the first calendar month that occurs more than 5 days after delivery of the Parent's quarterly Financial Statements to Lenders for the fiscal quarter ending September 30, 2002. Adjustments in Applicable Margins shall be determined by reference to the following grids:

-------------------------------------------------------------
        If Fixed Charge                   Level of
      Coverage Ratio is:            Applicable Margins:
-------------------------------------------------------------
*2.5 to 1                                 Level I
-------------------------------------------------------------
*2.0 to 1, but ** 2.5 to 1                Level II
-------------------------------------------------------------
*1.5 to 1, but ** 2.0 to 1                Level III
-------------------------------------------------------------
** 1.5 to 1                               Level IV
-------------------------------------------------------------
*  Greater than.
** Less than or equal to.


-------------------------------------------------------------------------
                                       Applicable Margins
-------------------------------------------------------------------------
                           Level I    Level II   Level III    Level IV
                           -------    --------   ---------    --------
-------------------------------------------------------------------------
Base Rate Loans                 0%          0%          0%         .25%
-------------------------------------------------------------------------
LIBOR Rate Loans              2.0%       2.25%        2.5%        2.75%
-------------------------------------------------------------------------
Letters of Credit             2.0%       2.25%        2.5%        2.75%
-------------------------------------------------------------------------


All adjustments in the Applicable Margins after September 30, 2002 shall be implemented quarterly on a prospective basis, commencing with the first day of the first calendar month beginning at least 5 days after the date of delivery to the Lenders of quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, the Parent shall deliver to the Agent and the Lenders a certificate, signed by the Parent's chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

"Assigned Contracts" means, collectively, all of each Loan Party's rights and remedies under, and all moneys and claims for money due or to become due to such Loan Party under those contracts set forth on Schedule 1.1, and any other material contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of such Loan Party now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

"Assignee" has the meaning specified in Section 11.2(a).

"Assignment and Acceptance" has the meaning specified in Section 11.2(a).

"Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent and the reasonably allocated costs and expenses of internal legal services of the Agent.

"Availability" means, at any time, the sum, without duplication, of (a) Domestic Availability plus (b) Export-Related Availability.

"Bank" means Bank of America, N.A., a national banking association, or any successor entity thereto.

"Bank Products" means any one or more of the following types of services or facilities extended to any Loan Party by the Bank or any Affiliate of the Bank in reliance on the Bank's agreement to indemnify such Affiliate: (a) credit cards; (b) ACH Transactions; (c) cash management, including controlled disbursement services; and (d) Hedge Agreements.

"Bank Product Reserves" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

"Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.(S). 101 et seq.).

"Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

"Base Rate Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

"Blocked Account Agreement" means an agreement among any Loan Party, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

"Borrowers' Ex-Im Agreement" means the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement executed by one or more of the Borrowers in favor of the Ex-Im Bank and the Agent relating to Ex-Im Bank Guaranteed Loans.

"Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrowers or by Bank in the case of a Borrowing funded by Ex-Im Bank Guaranteed Loans or Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

"Borrowing Base" means, at any time, the sum, without duplication, of (a) the Domestic Borrowing Base, plus (b) the Export-Related Borrowing Base, minus (c) Reserves from time to time established by the Agent in its reasonable credit judgment.

"Borrowing Base Certificate" means a certificate by a Responsible Officer of the Parent, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Domestic Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Domestic Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Parent and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (a) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (b) to the extent that such calculation is not in accordance with this Agreement.

"Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Dallas, Texas or Los Angeles, California are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

"Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

"Capital Expenditures" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto (other than in connection with Permitted Acquisitions), which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

"Capital Lease" means any lease of property by a Person which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Person.

"Cash Purchase Consideration" means cash or cash equivalents.

"Change of Control" means with respect to any Person, an event or series of events by which:

(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than Wembley Ltd., becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity interests of such Person; or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c) a "change of control" occurs under the terms of the Term Debt Documents or any other contract or agreement of such Person under which Debt in the amount of $10,000,000 or more is outstanding.

"Chattel Paper" means all of any Loan Party's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

"Clearing Bank" means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

"Closing Date" means the date of this Agreement.

"Closing Fees" has the meaning specified in Section 2.4.

"Code" means the Internal Revenue Code of 1986.

"Collateral" means substantially all of each Loan Party's personal property (other than Equipment) from time to time subject to the Agent's Liens securing payment or performance of the Obligations, as more particularly described in the Security Agreements.

"Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule
1.2 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

"Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

"Continuation/Conversion Date" means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

"Credit Support" has the meaning specified in Section 1.3(a).

"Debt" means, with respect to any Person, without duplication, (a) all obligations or liabilities of such Person for borrowed money, including the Obligations, (b) all obligations or liabilities of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) the amount of all obligations or liabilities of such Person under Capital Leases, (d) the amount of all obligations or liabilities of such Person secured by a Lien existing on property owned by such Person whether or not the obligations or liabilities secured thereby has been assumed by such Person or is non-recourse to such Person (provided that the amount of such Debt shall be limited to the lesser of the amount of the Debt or the fair market value of the property subject to such Lien if such Person has not assumed such Debt), (e) all non-contingent obligations of such Person to redeem or retire any capital stock of such Person; provided that the holder(s) of such capital stock shall on the date of determination have the right to require the redemption or retirement of such capital stock for cash, (f) all obligations or liabilities of such Person in respect of unfunded vested benefits under any Plan, (g) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP), (h) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments, (i) the principal balance outstanding under any synthetic lease, tax retention operating lease, off balance sheet loan, or similar off balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (j) all obligations or liabilities of such Person under Guaranties in respect of the Debt of others, and (k) obligations under Hedge Agreements.

"Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

"Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by two percent (2%) per annum.

"Defaulting Lender" has the meaning specified in Section 12.15(c).

"Deposit Accounts" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of any Loan Party.

"Designated Account" has the meaning specified in Section 1.2(c).

"Distribution" means, in respect of any corporation, (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

"Documents" means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Loan Party.

"DOL" means the United States Department of Labor or any successor department or agency.

"Dollar" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

"Domestic Availability" means, at any time, (a) the lesser of (i) the Maximum Revolver Amount, or (ii) the Domestic Borrowing Base, minus (b) Reserves, other than Reserves deducted in the calculation of the Domestic Borrowing Base, the Export-Related Borrowing Base or the Export-Related Availability, minus (c) the Aggregate Revolver Outstandings, other than the Ex-Im Bank Guaranteed Loans.

"Domestic Borrowing Base" means, at any time, (a) the sum of (i) eighty-five percent (85%) of the Net Amount of Eligible Accounts, plus (ii) the lesser of
(A) thirty-five percent (35%) of the Net Amount of Eligible Completion Accounts and (B) $5,000,000 during the period of any year from and including January 1 through June 30, or $10,000,000 from and including July 1 through December 31, as applicable, plus (iii) the lesser of (A) sixty percent (60%) of the value (determined in accordance with the definition of Eligible Inventory) of Eligible Inventory or (B) eighty percent (80%) of the Adjusted OLV Value of Eligible Inventory, minus (b) Reserves from time to time established by the Agent in its reasonable credit judgment.

"EBITDA" means, with respect to any fiscal period of the Parent, calculated on a consolidated basis in accordance with GAAP, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expense, Federal, state, local and foreign income and franchise taxes, depreciation and amortization.

"Eligible Accounts" means the Accounts which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account:

(a) with respect to which more than 120 days (90 days so long as such Accounts are invoiced and aged under the systems of Serrot International, Inc. in effect prior to the Closing Date) have elapsed since the date of the original invoice therefor;

(b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

(c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

(d) which represents a Progress Billing or as to which any Loan Party has extended the time for payment without the consent of the Agent;

(e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(f) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

(g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada; or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion;

(h)      owed by an Account Debtor which is an Affiliate or employee of a Loan
Party;

(i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Agent's Liens in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

(j) owed by an Account Debtor to which a Loan Party or any of its Subsidiaries is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

(k) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.), and any other steps necessary to perfect the Agent's Liens therein, have been complied with to the Agent's satisfaction with respect to such Account;

(l) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

(m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

(n) which is evidenced by a promissory note or other instrument or by chattel paper;

(o) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

(p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit a Loan Party to seek judicial enforcement in such State of payment of such Account, unless such Loan Party has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

(q) which arises out of a sale not made in the ordinary course of a Loan Party's business;

(r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by a Loan Party, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

(s) owed by an Account Debtor which is obligated to a Loan Party respecting Accounts the aggregate unpaid balance of which exceeds twenty-five percent (25%) of the aggregate unpaid balance of all Eligible Accounts owed to the Loan Parties at such time by all of the Loan Parties' Account Debtors, but only to the extent of such excess, provided, however, that Eligible Accounts owing by Waste Management, Inc. may exceed 25% of the aggregate unpaid balance of all Eligible Accounts in the Agent's sole discretion;

(t) that is not subject to the Agent's Liens, which are perfected as to such Accounts, or that is subject to any other Lien whatsoever (other than the Liens described in clause (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or subject to Reserves, and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

(u)      which is characterized as an Eligible Foreign Account;

(v)      which is or may become a Retained Asset; or

(w)      which are retainage or are not otherwise then payable.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

"Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

"Eligible Completion Accounts" means the Accounts which would otherwise be considered Eligible Accounts, but for the fact that the Accounts represent Progress Billings. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Completion Accounts shall not, unless the Agent in its sole discretion elects, include any Account with respect to which more than 90 days have elapsed since the date of the original invoice therefore or any Account arising under any contract or agreement under which the applicable Loan Party is in default. Upon completion of the contract or agreement giving rise to Eligible Completion Accounts, such Accounts will be considered Eligible Accounts if they otherwise meet the requirements therefor (except for such Accounts invoiced and aged under the systems of Serrot International, Inc. at any time).

"Eligible Export-Related Accounts Receivable Value" shall have the meaning given that term in the Borrowers' Ex-Im Agreement.

"Eligible Foreign Accounts" means Eligible Export-Related Accounts Receivable (as that term is defined in the Borrowers' Ex-Im Agreement).

"Eligible Inventory" means Inventory, valued at the lower of cost (on a first-in, first-out basis) or market, which the Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Agent in its sole discretion elects, include any
Inventory:

(a)      that is not owned by a Loan Party;

(b) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clauses (a), (c), (d), and (e) of the definition of Permitted Liens, provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

(c)      that does not consist of finished goods or raw materials;

(d) that consists of work-in-process, chemicals, samples, prototypes, spare parts, supplies, or packing and shipping materials;

(e) that is not in good condition, is unmerchantable, or does not meet in all material respects standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

(f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of a Loan Party's business, or that is slow moving or stale;

(g) that is obsolete or returned or repossessed or used goods taken in trade;

(h) that is located outside the United States of America (or that is in-transit from vendors or suppliers);

(i) that is located in a public warehouse or in possession of a bailee or in a facility leased by a Loan Party, if the warehouseman, or the bailee, or the lessor has not delivered to the Agent, a lien waiver in form and substance satisfactory to the Agent, unless a Reserve has been established therefor;

(j) that contains or bears any Proprietary Rights licensed to a Loan Party by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which a Loan Party has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

(k) that is not reflected in the details of a current perpetual inventory report;

(l)      that is Inventory placed on consignment; or

(m)      that is or may become a Retained Asset.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

"Environmental Claims" means all claims by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

"Environmental Compliance Reserve" means any reserve which the Agent establishes in its reasonable discretion after prior written notice to the Parent from time to time for amounts that are reasonably likely to be expended by the Parent or any of its Subsidiaries in order for the operations and property of the Parent and its Subsidiaries (a) to comply with any notice from a

Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 7.7.

"Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

"Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

"Equipment" means all of any Loan Party's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Loan Party and all of any Loan Party's rights and interests with respect thereto under such leases (including, without limitation, options to purchase), together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto, wherever any of the foregoing is located.

"ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Parent within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by the Parent or any ERISA Affiliate from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA that could reasonably be expected to have a Material Adverse Effect, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate.

"Event of Default" has the meaning specified in Section 9.1.

"Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

"Existing Letters of Credit" means the Letters of Credit described on Schedule 1.3, heretofore issued by the Bank for the account of the Parent.

"Ex-Im Bank" means the Export-Import Bank of the United States.

"Ex-Im Bank Borrowing Base Certificate" has the meaning set forth in Section 5.2(k).

"Ex-Im Bank Fee" has the meaning set forth in Section 2.4.

"Ex-Im Bank Guaranteed Loan" means a loan contemplated under and evidenced by the Borrowers' Ex-Im Agreement that is subject to a Master Ex-Im Bank Guarantee.

"Ex-Im Bank Guaranteed Loan Note" and "Ex-Im Bank Guaranteed Loan Notes" have the meanings specified in Section 1.2(j)(C).

"Export-Related Availability" means, at any time, (a) the lesser of (i) $10,000,000 or (ii) the Export-Related Borrowing Base, minus (b) Reserves, other than Reserves deducted in the calculation of the Export-Related Borrowing Base, the Domestic Borrowing Base or Domestic Availability, minus (c) the aggregate amount of outstanding Ex-Im Bank Guaranteed Loans.

"Export-Related Borrowing Base" means, at any time, ninety percent (90%) of the Eligible Export-Related Accounts Receivable Value (as defined in the Borrowers' Ex-Im Agreement), minus Reserves established from time to time by the Agent in its reasonable credit judgment.

"FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

"Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

"Fee Letter" means that certain letter agreement relating to certain fees dated as of January 14, 2002, between the Parent, the Bank and the Agent.

"Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

"Fiscal Year" means the Parent's fiscal year for financial accounting purposes. The current Fiscal Year of the Parent will end on December 31, 2002.

"Fixed Assets" means the Equipment and Real Estate of the Loan Parties.

"Fixed Charge Coverage Ratio" means, for the two fiscal quarters ending on June 30, 2002, the three fiscal quarters ending on September 30, 2002, and the four fiscal quarters ending on December 31, 2002 or the last day of any fiscal quarter ending thereafter, determined, without duplication, for the Parent and its Subsidiaries and for Serrot International, Inc. and its Subsidiaries for the two, three, or four, as the case may be, fiscal quarters then ended on a consolidated basis in accordance with GAAP (other than the exclusion from such determination of any of the following items used in such determination to the extent that it arises with respect to a Subsidiary of the Parent (other than Serrot International, Inc.) prior to the date such Person becomes a Subsidiary of, or is consolidated with, the Parent), the ratio of (a) EBITDA for such period to (b) the sum, without duplication, of (i) the aggregate amount of all principal payments made with respect to Funded Debt during such period (excluding repayments on, and any prepayment penalty associated with, the Revolving Loans prior to the Stated Termination Date, Funded Debt repaid on the Closing Date, and Funded Debt repaid with Debt permitted by Section 7.13(i)), plus (ii) the cash amount of interest expense (excluding any prepayment penalty associated with the repayment of the Revolving Loans prior to the Stated Termination Date or of other Funded Debt on the Closing Date) paid during such period, plus (iii) Distributions made pursuant to Section 7.10(a)(ii) during such period, plus (iv) the net cash amount of income or franchise taxes paid or refunded during such period, plus (v) the amount of Net Capital Expenditures during such period. In calculating the Fixed Charge Coverage Ratio, such calculation shall be exclusive of the net impact of one-time charges in connection with the Acquisition in an amount by which such one-time charges exceed $4,500,000 so long as the aggregate amount of such one-time charges do not exceed $10,000,000 and such one-time charges are made during 2002.

"Foreign Lender" has the meaning set forth in Section 12.10.

"Funded Debt" means those categories of Debt described in clauses (a), (b), (c),
(d), (g) and (j) of the definition thereof.

"Funding Date" means the date on which a Borrowing occurs.

"GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

"General Intangibles" means all of a Loan Party's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Loan Party of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Loan Party in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Loan Party from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Loan Party is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Loan Party.

"Goods" means all "goods" as defined in the UCC, now owned or hereafter acquired by a Loan Party, wherever located, including embedded software to the extent included in "goods" as defined in the UCC.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

"Guarantors" means GSE International, Inc. and any other Subsidiary of the Parent that becomes a Loan Party pursuant to Section 7.30 (each, individually, a "Guarantor").

"Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person other than in connection with the endorsement of instruments for collection in the ordinary course of business (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

"Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrowers' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

"Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired by a Loan Party.

"Intangible Assets" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trade marks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

"Intercreditor Agreement" means that certain Intercreditor Agreement of even date herewith between the Agent and the holder of the Term Debt.

"Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two or three months thereafter as selected by the Parent in its Notice of Borrowing, in the form attached hereto as Exhibit D, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit E, provided that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)      no Interest Period shall extend beyond the Stated Termination Date.

"Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

"Inventory" means all of a Loan Party's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Loan Party's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

"Investment Property" means all of a Loan Party's right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or
(e) commodity accounts.

"IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

"Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(e), the projections of the Parent's consolidated financial condition, results of operations, and cash flows, for the period commencing on November 30, 2001 and ending on December 31, 2002 and delivered to the Agent on January 22, 2002; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(e).

"Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Ex-Im Bank Guaranteed Loan or Non-Ratable Loan outstanding; provided that no such Agent Advance or Ex-Im Bank Guaranteed Loan or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

"Letter of Credit" has the meaning specified in Section 1.3(a), and includes Existing Letters of Credit.

"Letter of Credit Fee" has the meaning specified in Section 2.6.

"Letter of Credit Issuer" means the Bank, any Affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

"Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by a Loan Party, including rights to payment or performance under a letter of credit, whether or not such Loan Party, as beneficiary, has demanded or is entitled to demand payment or performance.

"Letter of Credit Subfacility" means $10,000,000.

"Leverage Ratio" means, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, the ratio of (a) Funded Debt as of such date to (b) EBITDA for the period of four fiscal quarters ending on such date.

"LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the Termination Date and the last day of each Interest Period applicable to such Loan or, with respect to each Interest Period of greater than one month in duration, the first day of each month during such Interest Period.

"LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

LIBOR Rate  =                        Offshore Base Rate
                         ----------------------------------------------
                           1.00 - Eurodollar Reserve Percentage

Where,

"Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the

Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by the Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

"Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

"LIBOR Rate Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

"Lien" means (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

"Loan Account" means the loan account of the Borrowers, which account shall be maintained by the Agent.

"Loan Documents" means this Agreement, the Notes, the Security Agreements, the Obligation Guaranties, the Borrowers' Ex-Im Agreement and other documents relating specifically to Ex-Im Bank Guaranteed Loans, the Intercreditor Agreement, any Hedge Agreement entered into between the any Borrower and any Lender and any control agreements, Blocked Account Agreements, or other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

"Loan Parties" means the Borrowers and the Guarantors, and "Loan Party" means any Borrower or any Guarantor.

"Loans" means, collectively, all loans and advances provided for in Article 1.

"Majority Lenders" means, at any date of determination, Lenders whose Pro Rata Shares aggregate more than 50%.

"Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

"Master Ex-Im Bank Guarantee" means the Export-Import Bank of the United States Working Capital Program Master Guarantee Agreement executed by Ex-Im Bank and the Agent pursuant to the Ex-Im Bank Working Capital Guarantee Program.

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of any Borrower, the Collateral, any Guarantor, or the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party of any Loan Party to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

"Maximum Rate" has the meaning set forth in Section 2.3.

"Maximum Revolver Amount" means $55,000,000.

"Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Parent or any ERISA Affiliate.

"Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

"Net Amount of Eligible Completion Accounts" means, at any time, the gross amount of Eligible Completion Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

"Net Capital Expenditures" means, for any period, the aggregate amount of Capital Expenditures during such period, minus the aggregate amount of such Capital Expenditures which were financed during such period with Debt other than the Revolving Loans, minus the cash proceeds of asset sales during such period.

"Net Cash Proceeds" has the meaning specified in Section 3.3(b).

"Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in
Section 1.2(h).

"Notes" means the Revolving Loan Notes and the Ex-Im Bank Guaranteed Loan Notes.

"Notice of Borrowing" has the meaning specified in Section 1.2(b).

"Notice of Continuation/Conversion" has the meaning specified in Section 2.2(b).

"Obligation Guaranties" means the Guaranties of the Obligations now or hereafter executed by the Guarantors.

"Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Loan Party to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any Loan Party hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit, and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

"OLV Appraisal" means an appraisal of the as is, six-month, orderly liquidation value of the Eligible Inventory, in form and substance satisfactory to the Agent, prepared by an appraiser acceptable to the Agent, delivered to the Agent pursuant to Section 5.2(l).

"OLV Percentage" means, at any time, the quotient (expressed as a percentage) of the OLV Value determined by the most recent OLV Appraisal divided by the value (determined in accordance with the definition of Eligible Inventory) of the Eligible Inventory appraised by such OLV Appraisal.

"OLV Value" means the as is, six-month, orderly liquidation value of the Eligible Inventory, as determined by the most recent OLV Appraisal.

"Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

"Parent" means Gundle/SLT Environmental, Inc., a Delaware corporation.

"Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

"Payment Account" means each bank account established pursuant to the Security Agreements, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or any Loan Party, as the Agent may determine, on terms acceptable to the Agent.

"PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

"Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

"Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Parent or any of its Affiliates sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

"Permitted Acquisition" means any acquisition of the capital stock or other equity interests of a Person as a result of which such Person becomes a Subsidiary of a Loan Party or any acquisition of property which constitutes a significant or material portion of an existing business of a Person, in each case, in a transaction that satisfies each of the following requirements:

         (a) both before and after giving effect to such acquisition and the Revolving Loans (if any) requested to be made in connection therewith, no Default or Event of Default exists or will exist or would result therefrom on a pro forma basis;

         (b) as soon as available, but not less than three (3) Business Days prior to such acquisition, the Parent has provided to the Agent and the Lenders a copy of the information provided to the board of directors of the Parent or other Loan Party making such acquisition and a copy of the acquisition agreement for such acquisition;

         (c) the Cash Purchase Consideration paid in connection with such acquisition does not exceed $5,000,000, and the Cash Purchase Consideration paid in connection with all acquisitions during the term of this Agreement does not exceed $10,000,000;

         (d) if such acquisition is an acquisition of the capital stock or other equity interests of a Person, the board of directors or other governing body shall have approved such acquisition and the acquisition is structured so that the acquired Person is added as a Loan Party (if such acquired Person is to be organized under the laws of a state of the United States following the acquisition) by executing an Obligation Guaranty and granting liens to the Agent on substantially all of its assets, and if such acquisition is an acquisition of assets, the acquisition is structured so that a Loan Party shall acquire such assets;

         (e) no Loan Party shall, as a result of or in connection with any such acquisition, assume or incur any direct or contingent liabilities (whether relating to environment, tax, litigation, or other matters) that could reasonably be expected, as of the date of such acquisition, to result in the existence or occurrence of a Material Adverse Effect; and

         (f) the Loan Party making such acquisition shall certify (and provide the Agent with a pro forma calculation in form and substance reasonably satisfactory to the Agent) to the Agent and the Lenders that, after giving effect to completion of such acquisition, the accounts payable of the Loan Parties are current in accordance with their terms and the Availability (without regard to the Maximum Revolver Amount) is not less than $15,000,000 plus the minimum

Availability (without regard to the Maximum Revolver Amount, but after giving effect to any Borrowings that would be necessary to pay any accounts payable of the Loan Parties that have not been paid before the later of (a) 45 days [or 60 days in the case of accounts payable owing to Resin vendors] after their respective invoice dates or (b) their respective agreed upon due dates) then required under Section 7.20, on a pro forma basis which includes all Cash Purchase Consideration given in connection with such acquisition.

"Permitted Liens" means:

(a) Liens for taxes not delinquent, or statutory Liens for taxes in an amount not to exceed $500,000, provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the books and records of the Parent or any of its Subsidiaries and a stay of enforcement of any such Lien is in effect or such Lien is not then subject to foreclosure or other enforcement;

(b)      the Agent's Liens;

(c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $500,000 in the aggregate;

(e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of business of the applicable Loan Party;

(f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

(g) Liens on the Real Estate and the Equipment (and related General Intangibles), as described in the Term Loan Documents, securing the Term Debt and any refinancing thereof permitted hereby, and Liens on the Collateral in favor of the Ex-Im Bank created pursuant to, and upon and subject to the terms and conditions of, the Borrowers' Ex-Im Agreement;

(h)      Liens, if any, in effect as of the Closing Date described in Schedule
6.9 securing Debt described in Schedule 6.9 (provided that any Liens that are described on Schedule 6.9 as being discharged on or before the Closing Date shall not be Permitted Liens after the Closing Date), and renewals of such Liens permitted by Section 7.13(i); and

(i)      Liens securing Capital Leases and purchase money Debt permitted by
Section 7.13(d).

"Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

"Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Parent or any of its Affiliates sponsors or maintains or to which the Parent or any of its Affiliates makes, is making, or is obligated to make contributions and includes any Pension Plan.

"Progress Billing" means any invoice for goods sold or leased or services rendered under a contract or agreement that is in full force and effect, pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon a Loan Party's completion of any further performance under the contract or agreement.

"Proprietary Rights" means all of a Loan Party's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on
Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

"Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and Agent Advances.

"Real Estate" means all of a Loan Party's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such Loan Party's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

"Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of

Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

"Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

"Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

"Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against Domestic Availability, Export-Related Availability, Eligible Accounts, Eligible Foreign Accounts or Eligible Inventory, established by Agent from time to time in Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent's credit judgment:
(a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for rent at material leased locations subject to statutory or contractual landlord liens, unless lien waivers satisfactory to the Agent have been executed and delivered, (d) reserves for Inventory shrinkage,
(e) Environmental Compliance Reserves, (f) reserves for customs charges, (g) reserves for dilution, (h) reserves for warehousemen's or bailees' charges, unless lien waivers satisfactory to the Agent have been executed and delivered,
(i) reserves for due, owing and unpaid taxes, fees, assessments and other governmental charges, including those that are being contested as permitted hereby, and (j) reserves of up to ten percent (10%) of the amount of Ex-Im Bank Guaranteed Loans (or of Revolving Loans comprised of Ex-Im Bank Guaranteed Loans).

"Responsible Officer" means the chief executive officer or the president of the Parent, or any other officer having substantially the same authority and responsibility or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer or the treasurer of the Parent, or any other officer having substantially the same authority and responsibility.

"Restricted Investment" means, as to any Loan Party, any acquisition by such Loan Party of capital stock or other equity interests (or options, warrants or rights with respect thereto) or Debt (other than Guaranties of Debt of Subsidiaries of the Parent that are not Loan Parties) of another Person, or any loan, advance, capital contribution, or subscription by such Person in or to another Person, or any transfer of assets by such Loan Party to any Subsidiary of the Parent that is not a Loan Party except the following: (a) acquisitions of direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof, or of repurchase agreements secured by such obligations; (b) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (c) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's

Investors Service, Inc. and maturing not more than 270 days from the date of creation thereof; (d) Hedge Agreements permitted hereby; (e) acquisitions of shares of money market mutual funds; (f) acquisitions of equity interests or Debt in settlement of claims against third parties, which are in dispute, or where the third party has filed for bankruptcy, reorganization or other similar proceeding, so long as such acquisitions are in the ordinary course of business;
(g) loans or advances to officers, employees or directors in the ordinary course of business aggregating not more than $250,000 at any time; and (h) the interest of any Loan Party in any undistributed retained earnings of any Subsidiary of the Parent that is not a Loan Party.

"Retained Assets" has the meaning specified in the Acquisition Documents.

"Revolving Loans" has the meaning specified in Section 1.2 and includes each Ex-Im Bank Guaranteed Loan, Agent Advance and Non-Ratable Loan.

"Revolving Loan Note" and "Revolving Loan Notes" have the meanings specified in
Section 1.2(a)(ii).

"Security Agreements" means, collectively, the Security Agreements of even date herewith executed by each Loan Party for the benefit of the Agent and the Lenders, and "Security Agreement" means each of such Security Agreements.

"Settlement" and "Settlement Date" have the meanings specified in Section 12.15(a)(ii).

"Shareholders' Equity" means, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

"Significant Subsidiary" means any Subsidiary of the Parent whose EBITDA was greater than five percent (5%) of the EBITDA of the Parent and its Subsidiaries, on a consolidated basis, for the four fiscal quarter period most recently ended, or whose assets comprised more than five percent (5%) of the total assets of the Parent and its Subsidiaries, on a consolidated basis, as of the last day of the fiscal quarter most recently ended.

"Software" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by a Loan Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

"Solvent" means, when used with respect to any Person, that at the time of determination:

(a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

(b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

(c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

(d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability of such Person.

"Stated Termination Date" means February 4, 2005.

"Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent.

"Supporting Obligations" means all supporting obligations as such term is defined in the UCC, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

"Tangible Net Worth" means, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, Shareholders' Equity of the Parent and its Subsidiaries on such date (excluding therefrom the effects of currency translations, calculated in accordance with GAAP) minus the Intangible Assets of the Parent and its Subsidiaries on such date.

"Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or such Lender's net income in any jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized, maintains a lending office or has a connection (other than any such connection arising solely from such Lender or the Agent having executed, delivered or performed its obligations under or received a payment under this Agreement or any other Loan Document).

"Term Debt" means Debt for borrowed money in the original principal amount of $25,000,000 owing by one or more of the Loan Parties to Transamerica Equipment Financial Services Corporation, and secured by the Equipment and Real Estate of the Loan Parties.

"Term Debt Documents" means the agreements, documents and instruments evidencing, securing, or otherwise executed and delivered in connection with the issuance of, the Term Debt.

"Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrowers pursuant to Section 3.2 or by the Agent or the Majority Lenders pursuant to
Section 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

"Total Facility" has the meaning specified in Section 1.1.

"UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of Texas or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

"Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

"Unused Letter of Credit Subfacility" means an amount equal to $10,000,000, minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

"Unused Line Fee" has the meaning specified in Section 2.5.

Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

(c)      (i)   The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

         (ii) The term "including" is not limiting and means "including without limitation."

         (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

         (iv)  The word "or" is not exclusive.

(d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

(f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g) For purposes of Section 9.1, a breach of a financial covenant contained in Sections 7.20 or 7.22 through 7.26 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

(h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other Loan Parties, and are the products of all parties. Accordingly, they shall not be construed against any party to the Loan Documents merely because of its involvement in the preparation of the Loan Documents.